EXHIBIT 4.01


           INDENTURE dated as of August 27, 1997 between HYPERION
TELECOMMUNICATIONS, INC., a Delaware corporation (the "Company") and BANK OF MONTREAL TRUST COMPANY, as trustee (the "Trustee").

           The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of the 12 1/4% Series A Senior Secured Notes due 2004 (the "Series A Notes") and the 12 1/4% Series B Senior Secured Notes due 2004 (the "Series B Notes" and, together with the Series A Notes, the "Senior Notes"):


                                                     ARTICLE 1
                                           DEFINITIONS AND INCORPORATION
                                                   BY REFERENCE

SECTION 1.01. DEFINITIONS.


           "Accredited Investor" has the meaning set forth in Rule 501(a) (1),
(2), (3) of (7) of the Securities Act.

           "Acquired Indebtedness" means, with respect to any specified Person:
(i) Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Indenture, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; provided, that no Local Partner will be deemed an affiliate of a Subsidiary or a Joint Venture solely as a result of such Local Partner's ownership of more than 10% of the Voting Stock of such Subsidiary or Joint Venture.

           "Agent" means any Registrar, Paying Agent or co-registrar.

           "Agent Members" means members of, or participants in, the Depository.

           "Annualized Pro Forma EBITDA" means with respect to any Person, such Person's Pro Forma EBITDA for the fiscal quarter with respect to which a calculation of the Company's Consolidated Leverage Ratio is being made hereunder multiplied by four.

           "Applicable Procedures" means applicable procedures of the Depository, Euroclear or Cedel Bank, as the case may be.

           "Asset Sale" means


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           (i) the sale, lease, conveyance, disposition or other transfer of any assets (including, without limitation, by way of a Sale and Leaseback Transaction) other than (a) sales of inventory in the ordinary course of business consistent with past practices and (b) issuances and sales by the Company of its Equity Interests (provided that the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Sections 4.15 and 5.01 of the Indenture), and

           (ii) the issuance or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries or Joint Ventures, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million.

Notwithstanding the foregoing: (x) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Subsidiary to the Company or to another Wholly Owned Subsidiary, (y) an issuance of Equity Interests by a Subsidiary to the Company or to a Wholly Owned Subsidiary and (z) a Restricted Payment that is permitted by Section 4.07 will not be deemed to be Asset Sales.

           "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

           "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

           "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

           "Business Day" means any day other than a Legal Holiday.

           "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

           "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more that one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Keefe Bank Watch Rating of "B" or better,


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(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Corporation and, in each case, maturing within six months after the date of acquisition.

           "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than the Principals or their Affiliates, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person", other than the Principals and their Affiliates, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Capital Stock of the Company, (iv) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" becomes the "beneficial owner," directly or indirectly, of more of the voting power of the Capital Stock of the Company than is at the time "beneficially owned" by the Principals and their Affiliates in the aggregate or
(v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting power of Capital Stock of the Company shall be deemed to be a transfer of such portion of such voting power of Capital Stock as corresponds to the portion of the equity of such entity that has been so transferred.

           "Closing Date" means the date on which the Senior Notes are originally issued under the Indenture.

           "Collateral Agent" means Bank of Montreal Trust Company, as Collateral Agent under the Pledge Agreement or any successor thereto appointed pursuant to such Agreement.

           "Collateral Agreements" mean the Escrow and Disbursement Agreement and the Pledge Agreement.

           "Collateral Documents" means the Pledge Agreement and all related agreements, instruments, financing statements or other documents that set forth the Lien of the Trustee in the Pledged Collateral.

           "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP: (a) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation) and (b) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.



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           "Company" means Hyperion Telecommunications, Inc. a Delaware corporation.

           "Consolidated Leverage Ratio" means, for any Person, as of any date, the ratio of (i) the sum of the aggregate outstanding amount of all Indebtedness of a Person and its Subsidiaries (other than any Indebtedness of a General Partner Subsidiary to the extent that such Indebtedness has been incurred in connection with such General Partner Subsidiary's partnership interest in the Restricted Joint Venture of which such General Partner Subsidiary is a general partner) determined on a consolidated basis in accordance with GAAP to (ii) Annualized Pro Forma EBITDA.

           "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

           "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

           "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
           "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.

           "Credit Agreement" means, with respect to any Person, any agreement entered into by and among such Person and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit agreements typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments


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and agreements executed in connection therewith, as such credit agreement and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.

           "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense of the Company paid or accrued by the Company from and after the first day of the first fiscal quarter beginning after the date of the Indenture to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.


           "Cumulative Pro Forma EBITDA" means the cumulative EBITDA of the Company from and after the first day of the first fiscal quarter beginning after the date of the Indenture to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero.

           "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

           "Definitive Senior Notes" means Restricted Definitive Notes and Unrestricted Definitive Notes.

           "Depository" means, with respect to any Global Note, the Person specified in Section 2.03 hereof as the Depositary with respect to such Note, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, ADepository@ shall mean or include such successor.

           "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Senior Notes mature; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Charge in Control occurring prior to the final maturity of the Senior Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Senior Notes contained in Section 4.15 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Senior Notes as are required to be repurchased pursuant to Section 4.15 hereof.

           "EBITDA" means, for any Person, for any period, an amount equal to
(A) the sum of (i) Consolidated Net Income for such period plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period minus (B) all non-cash items increasing Consolidated Net Income for such period, all for each such Person and its Subsidiaries determined in accordance with GAAP consistently applied.



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           "Enhanced Services Provider" means (i) !NTERPRISE, a wholly owned subsidiary of US West, (ii) any nationally recognized Person which provides enhanced telecommunications services, including but not limited to, frame relay, Asynchronous Transfer Mode data transport, business video conferencing, private line data interconnect service and LAN connection and monitoring services, or
(iii) any Person that has least 500 existing enhanced data services installations in the United States.

           "Enhanced Services Venture" means any entity in which any Qualified Subsidiary or Permitted Joint Venture owns at least 50% of the Equity Interests, provided that the remainder of the Equity Interests are owned by an Enhanced Services Provider.

           "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

           "Escrow Account" means an escrow account for the deposit of approximately $83.5 million of the net proceeds from the sale of the Senior Notes under the Escrow and Disbursement Agreement.

           "Escrow Agent" means Bank of Montreal Trust Company, as Escrow Agent under the Escrow and Disbursement Agreement, or any successor thereto appointed pursuant to such agreement.

           "Escrow and Disbursement Agreement" means the Pledge, Escrow and Disbursement Agreement, dated as of the date of this Indenture, by and among the Escrow Agent, the Trustee and the Company, governing the disbursement of funds from the Escrow Account.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Series A Notes for Series B Notes.

           "Existing Indebtedness" means the Senior Notes and any other Indebtedness of the Company and its Subsidiaries in existence on the date hereof.

           "Existing Networks" means the telecommunications networks operated by the Company, its Subsidiaries and Joint Ventures, including, but not limited to, all networks under construction, on the date hereof.

           "Fiber Lease Agreements" means the agreements relating to fiber leases as set forth on Schedule A hereto.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

           "General Partner Subsidiary" means a direct or indirect Wholly Owned Subsidiary of the Company that (i) is a general partner or stockholder of a Restricted Joint Venture and (ii) (a) is not engaged in any trade or business other than the holding, voting, disposing of or taking any action with respect to its Equity Interest


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in such Restricted Joint Venture, (b) has no material assets other than its
Equity Interest in such Restricted Joint Venture, (c) has no material liabilities other than liabilities arising (1) as a result of the guarantee by such General Partner Subsidiary of Indebtedness incurred by the Restricted Joint Venture of which such General Partner Subsidiary is a general partner or (2) by operation of law; provided that, for purposes of this definition, Hyperion Telecommunications of Virginia, Inc. shall be deemed to be a General Partner Subsidiary for all purposes so long as Hyperion Telecommunications of Virginia, Inc. does not engage in any operations or business that is materially different from the operations or business engaged in by such company on the date hereof.

           "Global Note" means, individually and collectively, the Regulation S Global Note, the Rule 144A Global Note and the Unrestricted Global Note.

           "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

           "Holder" means a Person in whose name a Senior Note is registered.

           "Indebtedness" means, with respect to any Person, (a) any liability of any Person, whether or not contingent (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility; or (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation); or (iii) for the payment of money relating to a lease that is required to be classified as a Capitalized Lease Obligation in accordance with GAAP; (iv) for Disqualified Stock; or (v) for preferred stock of any Subsidiary (other than preferred stock held by the Company or any of its Subsidiaries); (b) any liability of others described in the preceding clause (a) that the Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

           "Indenture" means this Indenture, as amended or supplemented from time to time.

           "Initial Public Offering" means an initial underwritten public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.

           "Intercompany Notes" means the intercompany notes issued by Subsidiaries and Joint Ventures of the Company in favor of the Company or its Subsidiaries to evidence loans by the Company to such Subsidiary or Joint Venture, in each case, in the form attached as Annex 1 hereto.

           "Invested Equity Capital" means, with respect to any of the Company's Subsidiaries or Joint Ventures as of any date, the sum of (i) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Subsidiary or Joint Venture, as the case may be, since the date of its formation in the form of common equity plus, without duplication, (ii) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person


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making such contribution) to such Subsidiary or Joint Venture, as the case may be, since the date of its formation by Local Partners (and their Affiliates) in consideration of the issuance of preferred equity on a basis that is substantially proportionate to their common equity interests plus, without duplication, (iii) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Subsidiary or Joint Venture since the date of its formation by the Company in consideration of the issuance of preferred equity less (iv) the fair market value of all dividends and other distributions (in respect of any Equity Interest and in whatever form and however designated) made by such Subsidiary or Joint Venture, as the case may be, since the date of its formation to the holders of its common equity (and their Affiliates); provided that in no event shall the aggregate amount of such dividends and other distributions made by such Subsidiary or Joint Venture, as the case may be, to any such Person (or its Affiliates) reduce the Invested Equity Capital of such Subsidiary or Joint Venture, as the case may be, by more than the total contributions (per clauses
(i) through (iii) above) to such Subsidiary or Joint Venture, as the case may be, by such Person (and its Affiliates).

           "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting solely of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.

           "Joint Venture" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses (i) in which the Company or its Subsidiaries owns, directly or indirectly, an Equity Interest with the balance of the Equity Interest thereof being held by one or more Local Partners and (ii) that is managed and operated by the Company or any of its Subsidiaries.

           "Joint Venture Investment" means any Investment in a Joint Venture.

           "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

           "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).


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           "Liquidated Damages" means all liquidated damages then owing pursuant to Section 5 of the Registration Rights Agreement.

           "Local Partner" means, with respect to any Joint Venture (i) the Joint Venture partners set forth on Schedule B hereto, and (ii) any other Person, provided that such other Person (a) is a major cable company or utility that has a substantial presence within the specific market of such Joint Venture, which presence shall be evidenced, (1) in the case of a cable company, by such company having a market share consisting of at least 50% of the total number of cable subscribers in such market and (2) in the case of a utility company, by such company having at least 75% of the total customer base of such market or (b) is a Wholly Owned Subsidiary of a major cable company or utility that (1) meets the criteria set forth in the immediately preceding clause (a) or
(2) has all of its initial capital contributions under the agreement governing the Joint Venture fully and unconditionally guaranteed, until such time as all such contributions have been made, by one or more Persons who meet the criteria set forth in the immediately preceding clause (a).

           "Local Partner Agreements" means the joint venture agreements with Local Partners, as set forth on Schedule C hereto.

           "Management Agreements" means the agreements governing the management of the networks, as set forth on Schedule D hereto.

           "Net Cash Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale and principal payments on debt, as and when received), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

           "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions), or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries, and (ii) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

           "New Telecommunications Service Market" means a Telecommunications Service Market in an area that is not within ten miles of any of the Company's Existing Networks.

           "Non-Recourse Debt" means Indebtedness: (i) as to which neither the Company nor any of its Subsidiaries nor any of its Permitted Joint Ventures (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor, co-obligor or otherwise) or (c) constitutes the lender;
(ii) as to which no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Restricted Joint Venture) would permit (upon notice, lapse of time, the occurrence or failure to occur, of any


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



other condition or event or any combination thereof) any holder of any other Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures to declare a default on such other Indebtedness or cause or permit the payment thereof to be accelerated prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures; provided that the recourse (if any) of a holder of such Indebtedness to the General Partner Subsidiary of a Restricted Joint Venture in which such General Partner Subsidiary is a general partner as a result of being a general partner of such Restricted Joint Venture will not be considered credit support or direct or indirect liability of such General Partner Subsidiary for purposes of clauses (i)(a), (ii)(b) and (iii) above.

           "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

           "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

           "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.

           "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

           "Permitted Investments" means

                (a) any Investment in a Wholly Owned Subsidiary of the Company that is engaged, either directly or indirectly through a Qualified Subsidiary or Joint Venture, in the Telecommunications Business;

                (b) any Investment in a Qualified Subsidiary of the Company that is directly engaged in the Telecommunications Business;

                (c)   any Investment in Cash Equivalents;

                (d) any Investment in a Person that is not a Subsidiary of the Company, if as a result of such Investment (i)(A) such Person becomes a Qualified Subsidiary or Wholly Owned Subsidiary of the Company or
           (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Qualified Subsidiary and (ii)(A) such Wholly Owned Subsidiary, either directly or indirectly through a Qualified Subsidiary or a Joint Venture, is engaged in the Telecommunications Business or (B) such Qualified Subsidiary is directly engaged in the Telecommunications Business;

                (e)   any Permitted Joint Venture Investment;

                (f) any Investment made as a result of the receipt of non-cash consideration (whether or not such non-cash consideration is deemed to be cash for the purposes of
           Section 4.10) from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof; or

                (g)   any Investment in an Enhanced Services Venture; or

                (h) any Investment pursuant to the terms of the Escrow and Disbursement Agreement.

           "Permitted Joint Venture" means any Joint Venture in which the Company has, directly or indirectly, a 45% or greater Equity Interest.

           "Permitted Joint Venture Investment" means any Joint Venture Investment by the Company or a Wholly Owned Subsidiary of the Company if, after such Joint Venture Investment, the Company has, directly or indirectly, a 45% or greater Equity Interest in such Joint Venture.

           "Permitted Liens" means

                (i) Liens on the property of the Company, any Subsidiary or any Permitted Joint Venture securing Obligations under Indebtedness that may be incurred pursuant to clause (i) of Section 4.09 hereof;

                (ii) Liens in favor of the Company;

                (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company, any Subsidiary or any Permitted Joint Venture; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company;

                (iv) Liens on property existing at the time of acquisition thereof by the Company, any Subsidiary or any Permitted Joint Venture, provided that such Liens were in existence prior to the contemplation of such acquisition;

                (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                (vi) Liens existing on the date of this Indenture;

                (vii) Liens on property of Subsidiaries and Permitted Joint Ventures securing Obligations under Indebtedness incurred pursuant to clause (viii) of Section 4.09 hereof but only to the extent that (a) in the case of Subsidiaries and Permitted Joint Ventures that are incurring Indebtedness other than Related Network Debt, such Liens secure only such Indebtedness incurred by such Subsidiary or such Joint Venture; and (b) in the case of Subsidiaries and Joint Ventures that are incurring Related Network Debt, such Liens secure only such Related Network Debt;

                (viii) Liens securing Obligations under the Senior Notes and this Indenture;

                (ix) Liens securing Obligations under Vendor Debt pursuant to clause (ii) of Section 4.09 hereof; provided that the principal amount of such Vendor Debt secured by such Lien does not exceed 100% of the purchase price or cost of acquisition, construction or improvement of the Telecommunications Related Assets subject to such Liens;

                (x) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                (xi) Liens incurred in the ordinary course of business of the Company, any Subsidiary or any Permitted Joint Venture with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company, such Subsidiary or such Permitted Joint Venture;

                (xii)  Liens granted in favor of the Holders; and

                (xiii) Liens securing Refinancing Indebtedness, but only if, and to the extent, that such Liens that are incurred in connection with such Refinancing Indebtedness are at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

           "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).

           "Pledge Agreement" means the Pledge and Security Agreement, dated as of August 27, 1997 between the Company and the Trustee.

           "Pledged Collateral" means all amounts held by the Collateral Agent under the terms of the Pledge Agreement.

           "Pledged Securities" means the securities purchased by the Company with a portion of the proceeds from the sale of the Senior Notes, which shall consist of U.S. Government Obligations.

           "Private Placement Legend" means the legend set forth in Section 2.06(g)(i)(A) to be placed on all Notes issued under this Indenture except as permitted pursuant to Section 2.06(g)(i)(B).

           "Preferred Stock" for any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

           "Principals" means John J. Rigas and members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of the Company's Capital Stock beneficially owned by any of the foregoing have been transferred.

           "Pro Forma EBITDA" means, for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied, after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA for such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period, (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person or a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to such Asset Sale or the acquisition of such Person or business, as the case maybe, as if such acquisition had been completed as of the beginning of such periods, and (iii) if, during or after such period, such Person or any of its Subsidiaries incurs any Indebtedness (including without limitation, any Acquired Indebtedness) or issues any Disqualified Stock, Pro Forma EBITDA shall be computed so as to give pro forma effect (including pro forma application of the proceeds therefrom) thereto as if such Indebtedness or Disqualified Stock had been incurred or issued at the beginning of such period.

           "Qualified Subsidiary" means any Subsidiary in which a Local Partner or Local Partners own at least 5% but less than 50% of the Equity Interests of such Subsidiary; provided that such Subsidiary remains a Subsidiary of the Company at all times for purposes of this Indenture.

           "Refinancing Indebtedness" means any Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures; provided that: (i) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Refinancing Indebtedness has a final maturity date later than the final maturity date of the Senior Notes, and is subordinated in right of payment to the Senior Notes on terms at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) to the extent that the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was secured by Liens, any Liens being incurred in connection with such Refinancing Indebtedness are at least as favorable to the Holders of Senior Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness is incurred either by the Company, the Subsidiary or the Permitted Joint Venture who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

           "Registration Rights Agreement" means the Registration Rights Agreement, dated as of August 27, 1997, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

           "Regulation S" means Regulation S promulgated under the Securities
Act.

           "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

           "Regulation S Permanent Global Note" means a permanent global Senior
Note in the form of Exhibit A-1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

           "Regulation S Temporary Global Note" means a temporary global Senior
Note in the form of Exhibit A-2 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Senior Notes initially sold in reliance on Rule 903 of Regulation S.

           "Related Networks" means any group of Qualified Subsidiaries or Permitted Joint Ventures in which the same Local Partner owns, or the same group of Local Partners own, all the Equity Interests of each such Qualified Subsidiary or Permitted Joint Venture that comprise such Related Network that are not owned by the Company.

           "Related Network Debt" means any Credit Agreement entered into by and among the Qualified Subsidiaries and/or Permitted Joint Ventures that comprise a Related Network.

           "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

           "Restricted Definitive Notes" means Senior Notes that are in the form of the Senior Notes attached hereto as Exhibit A-1, that do not include the information called for by footnotes 1 and 2 thereof.

           "Restricted Global Notes" means the Regulation S Global Notes and the Rule 144A Global Notes.

           "Restricted Period" means the 40-day restricted period as defined in Regulation S.

           "Restricted Investment" means any Investment other than a Permitted Investment.

           "Restricted Joint Venture" means any Joint Venture that is not a Permitted Joint Venture, but only if such Joint Venture: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not a party to any agreement, contract, arrangement or understanding with the Company, any of its Subsidiaries or any of its Permitted Joint Ventures unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company, such Subsidiary or such Permitted Joint Venture than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures. If, at any time, a Restricted Joint Venture would fail to meet the requirements of a Restricted Joint Venture by becoming a Permitted Joint Venture or otherwise, it shall thereafter cease to be a Restricted Joint Venture for purposes of this Indenture and (i) all of the then outstanding Indebtedness of such entity shall be deemed to be incurred as of the date on which such entity becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture for purposes of Section 4.09 hereof subject to the provisions of Section 6.01(d) hereof(and if such Indebtedness is not permitted to be incurred as of such date, the Company shall be in default of such covenant) and (ii) all of the then outstanding Investments made by such entity since the date of this Indenture shall be deemed to have been made as of the date that such Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture for purposes of Section 4.07 hereof (and if such Investments are not permitted to be made as of such date under Section 4.07 hereof, the Company shall be in default of such covenant); provided that if a Restricted Joint Venture ceases to be a Restricted Joint Venture as a result of (i) the loss of its Local Partner or (ii) the loss of management control of such Restricted Joint Venture, then the provisions of Section 4.07 shall not be applied to such entity.

           "Restricted Joint Venture Investment" means any Joint Venture Investment by a General Partner Subsidiary if, after such Joint Venture Investment, such Joint Venture is a Restricted Joint Venture.

           "Rule 144A" means Rule 144A promulgated under the Securities Act.

           "Rule 144A Global Note" means a permanent global note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Senior Note attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depository, representing Notes sold in reliance on Rule 144A.

           "Rule 903" means Rule 903 promulgated under the Securities Act.

           "Rule 904" means Rule 904 promulgated under the Securities Act.

           "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

           "SEC" means the Securities and Exchange Commission.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Senior Note Custodian" means the Trustee, as custodian with respect to the Senior Notes in global form, or any successor entity thereto.

           "Senior Notes" means the Company's 12 1/4% Series A Senior Secured Notes due 2004 issued pursuant to this Indenture and 12 1/4% Series B Senior Secured Notes due 2004 issued in exchange for 12 1/4% Series A Senior Secured Notes.

           "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

           "Stated Maturity" means with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable.

           "Stock Collateral" means the Capital Stock of Hyperion of Tennessee, Inc., Hyperion of Florida, Inc., Hyperion of Vermont, Inc., Hyperion of Kentucky, Inc. and Hyperion of New York, Inc. pledged by the Company to the Trustee pursuant to the Pledge Agreement.

           "Strategic Investor" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses that has, or 80% or more of the voting power of the Capital Stock of which is owned by a Person that has, an equity market capitalization, at the time (i) of its initial Investment in the Company or (ii) it purchases an Equity Interest in a Subsidiary or Joint Venture of the Company, as the case may be, in excess of $2.0 billion.

           "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.

           "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.

           "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.

           "Telecommunications Service Market" means a network built by the Company to service a market.

           "13% Notes" means the Company's outstanding 13% Senior Discount Notes due 2004.

           "13% Note Indenture" means the indenture governing the 13% Notes.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. "77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

           "Transfer Restricted Securities" means securities that bear or are required to bear the legend set forth in Section 2.06 hereof.

           "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

           "U.S. Government Obligations" means fixed rate obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged, which are not callable and which mature (or may be put to the issues by the holder at no less than par) no later than the maturity date of the Senior Notes.

           "Unrestricted Global Note" means a permanent global Senior Note that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 to the form of the Senior Note attached hereto as Exhibit A-3, and that is deposited with or on behalf of and registered in the name of the Depository.

           "Unrestricted Definitive Note" means Senior Notes that are in the form of the Senior Notes attached hereto as Exhibit A-3 that do not include the information called for by footnotes 1 and 2 thereof.

           "Unrestricted Notes" means the Unrestricted Global Notes and Unrestricted Definitive Notes.

           "Vendor Debt" means any purchase money Indebtedness of the Company or any Subsidiary incurred in connection with the acquisition of Telecommunications Related Assets and which purchase money Indebtedness was extended by the vendor of such Telecommunications Related Assets or an affiliate thereof.

           "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has voting power by reason of any contingency.

           "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount of such Indebtedness.

           "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or a combination thereof.

SECTION 1.02. OTHER DEFINITIONS.
                                                                     Defined in
                  Term                                                Section

   "Affiliate Transaction"........................................        4.11
   "Asset Sale"...................................................        4.10
   "Asset Sale Offer".............................................        3.09
   "Bankruptcy Law"...............................................        4.01
   "Change of Control Offer"......................................        4.15
   "Change of Control Payment"....................................        4.15
   "Change of Control Payment Date"...............................        4.15
   "Covenant Defeasance"..........................................        8.03
   "Custodian"....................................................        4.13
   "Event of Default".............................................        6.01
   "Excess Proceeds"..............................................        4.10
   "incur"........................................................        4.09
   "Legal Defeasance" ............................................        8.02
   "Offer Amount".................................................        3.09
   "Offer Period".................................................        3.09
   "Paying Agent".................................................        2.03
   "Purchase Date"................................................        3.09
   "Qualified Equity Offering" . . . . . . .......................        3.07
   "Registrar"....................................................        2.03
   "Restricted Payments"..........................................        4.07

SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

           Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

           The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Senior Notes;

           "indenture security Holder" means a Holder of a Senior Note;

           "indenture to be qualified" means this Indenture;

           "indenture trustee" or "institutional trustee" means the Trustee;

           "obligor" on the Senior Notes means the Company and any successor obligor upon the Senior Notes.

           All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04. RULES OF CONSTRUCTION.

           Unless the context otherwise requires:

           (1)  a term has the meaning assigned to it;

           (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

           (3)  "or" is not exclusive;

           (4) words in the singular include the plural, and in the plural include the singular;

           (5)  provisions apply to successive events and transactions; and

           (6) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.


                                                     ARTICLE 2
                                                 THE SENIOR NOTES

SECTION 2.01.  FORM AND DATING.

           The Senior Notes and the Trustee=s certificate of authentication shall be substantially in the form of Exhibits A-1, A-2 and A-3 attached hereto. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, as designated by the Company or its counsel. Each Note shall be dated the date of its authentication. The Senior Notes shall be in denominations of $1,000 and integral multiples thereof (subject to a minimum initial purchase requirement of $250,000 for Notes sold to Accredited Investors other than in reliance on Rule 144A or Regulation S).

           The Senior Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a Rule 144A Global Note. Notes offered and sold to Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S shall be issued initially in the form of Restricted Definitive Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Senior Notes represented thereby with the Trustee, at its New York office, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall be terminated upon the receipt by the Trustee of (i) a written certificate from the Depository or the Note Custodian, together with copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note, and (ii) an Officers' Certificate from the Company to the effect set forth in Section 11.04(a) hereof. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S

Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note.

           Notes issued in global form shall be substantially in the form of Exhibits A-1, A-2 or A-3 attached hereto (including the Global Note Legend and the ASchedule of Exchanges in the Global Note@ attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A-1 or A-3 attached hereto (but without the Global Note Legend and without the ASchedule of Exchanges of Interests in the Global Note@ attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

           The provisions of the AOperating Procedures of the Euroclear System@ and ATerms and Conditions Governing Use of Euroclear@ and the AGeneral Terms and Conditions of Cedel Bank@ and ACustomer Handbook@ of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by the Agent Members through Euroclear or Cedel Bank.


SECTION 2.02. EXECUTION AND AUTHENTICATION.

           Two Officers shall sign the Senior Notes for the Company by manual or facsimile signature. If an Officer whose signature is on a Senior Note no longer holds that office at the time a Senior
Note is authenticated, the Senior Note shall nevertheless be valid.

           A Senior Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

           The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Senior Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Senior Notes. The aggregate principal amount of Senior Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

           The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Senior Notes. An authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

SECTION 2.03. REGISTRAR AND PAYING AGENT.

           The Company shall maintain (i) an office or agency where Senior Notes may be presented for registration of transfer or for exchange ("Registrar") and
(ii) an office or agency where Senior Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

           The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Notes.

           The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Senior Note Custodian with respect to the Global Notes.

SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

           The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Senior Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Senior Notes.

SECTION 2.05. HOLDER LISTS.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ' 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Senior Notes and the Company shall otherwise comply with TIA ' 312(a).

SECTION 2.06. TRANSFER AND EXCHANGE.

           (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 under the Securities Act. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.

           (b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer described in the Private Placement Legend to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs as applicable:

           (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period transfers of beneficial interests in the Temporary Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred only to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this
      Section 2.06(b)(i).

           (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests (other than a transfer of a beneficial interest in a Global Note to a Person who takes delivery thereof in the form of a beneficial interest in the same Global Note), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from an Agent Member to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Agent Member account to be credited with such increase or (B) (1) a written order from an Agent Member given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates identified by the Company or its counsel to be required pursuant to Rule 903 under the Securities Act. Upon an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Senior Notes and otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

           (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of clause (ii) above and the Registrar receives the following:

                (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

           (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of clause (ii) above and:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Senior Notes issues in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D) the Registrar receives the following:

                      (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof;

                      (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                      (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

                If any such transfer is effected pursuant to subparagraph (B) or
      (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to, Persons who take delivery thereof in the form of a beneficial interest in a Restricted Global Note.

           (c) Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes.

           (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                (A) if the holder of such beneficial interest proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                (E) if such beneficial interest is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

                (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
           (3)(b) thereof; or

                (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Agent Member. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive
      Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

           (ii) Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be
      (A) exchanged for a Definitive Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the conditions set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

           (iii) Notwithstanding 2.06(c)(i) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Senior Notes issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D) the Registrar receives the following:

                      (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
           (1)(b) thereof;

                      (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                      (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act.

           (iv) If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to
      Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Agent Member. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this section 2.06(c)(iv) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note.

           (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Note.

           (i) If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
           (2) thereof;

      the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
      (A) above, the appropriate Restricted Global Note, in the case of clause
      (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

           (ii) A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Senior Notes issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D) the Registrar receives the following:

                      (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof;

                      (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                      (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Notes are being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

      Upon satisfaction of the conditions of any of the subparagraphs in this
      Section 2.06(d)(ii), the Trustee shall cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

           (iii) A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

           If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of beneficial interests transferred pursuant to subparagraphs
(ii)(B), (ii)(D) or (iii) above.

           (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, pursuant to the provisions of this Section 2.06(e).

           (i) Restricted Definitive Notes may be transferred to and registered in the name of Persons who take delivery thereof if the Registrar receives the following:

                (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

           (ii) Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Senior Notes issued in the Exchange Offer or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                (D) the Registrar receives the following:

                      (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof;

                      (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and

                      (3) in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act, that the restrictions on transfer contained herein and in the Private Placement Legend are not required in order to maintain compliance with the Securities Act, and such Restricted Definitive Note is being exchanged or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

           (iii) A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request for such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

           (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by persons that are not (x) Broker-Dealers, (y) Persons participating in the distribution of the Senior Notes issued in the Exchange Offer or (z) Persons who are Affiliates (as defined in Rule 144) of the Company and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrent with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

      (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

           (i)  Private Placement Legend.

                (A) Except as permitted by subparagraph (b) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                "THE SENIOR NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SENIOR NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SENIOR NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE HOLDER OF THE SENIOR NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF HYPERION TELECOMMUNICATIONS, INC. (THE "COMPANY") THAT (A) SUCH SENIOR NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (A) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR
                (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION

                REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SENIOR NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE."


                (B) Notwithstanding the foregoing, any Unrestricted Global Note or Unrestricted Definitive Note issued pursuant to subparagraphs
           (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or
           (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

           (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

      ATHIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND
      (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.@

           (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

      ATHE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.@

           (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global
Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note, by the Trustee or by the Depositary at the direction of the Trustee, to reflect such increase.

           (i)  General Provisions Relating to Transfers and Exchanges.

           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order or at the Registrar's request.

           (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.08, 4.09, 4.10 and 9.05 hereof).

           (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

           (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

           (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

           (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

           (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

           (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a transfer or exchange may be submitted by facsimile.

SECTION 2.07. REPLACEMENT SENIOR NOTES.

           If any mutilated Senior Note is surrendered to the Trustee, or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Senior Note, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Senior Note is replaced. The Company may charge for its expenses in replacing a Senior Note.

           Every replacement Senior Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Senior Notes duly issued hereunder.

SECTION 2.08. OUTSTANDING SENIOR NOTES.

           The Senior Notes outstanding at any time are all the Senior Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Senior Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Senior Note.

           If a Senior Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser.

           If the principal amount of any Senior Note is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

           If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Senior Notes payable on that date, then on and after that date such Senior Notes shall be deemed to be no longer outstanding and shall cease to accrete or accrue interest.

SECTION 2.09. TREASURY SENIOR NOTES.

           In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company, or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that a Trustee knows are so owned shall be so disregarded.

SECTION 2.10. TEMPORARY SENIOR NOTES.

           Until definitive Senior Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Notes upon a written order of the Company signed by two Officers of the Company. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Company considers appropriate for temporary Senior Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Notes in exchange for temporary Senior Notes.

           Holders of temporary Senior Notes shall be entitled to all of the benefits of this Indenture.

SECTION 2.11. CANCELLATION.

           The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Senior Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Senior Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Senior Notes shall be delivered to the Company. The Company may not issue new Senior Notes to replace Senior Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12. RECORD DATE.

           The record date for purposes of determining the identity of Holders of the Senior Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided for in TIA ' 316 (c).

SECTION 2.13. DEFAULTED INTEREST.

           If the Company defaults in a payment of interest on the Senior Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.


                                                    ARTICLE 3
                                             REDEMPTION AND PREPAYMENT

SECTION 3.01. NOTICES TO TRUSTEE.

           If the Company elects to redeem Senior Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Senior Notes to be redeemed and (iv) the redemption price.

SECTION 3.02. SELECTION OF SENIOR NOTES TO BE REDEEMED.

           If less than all of the Senior Notes are to be redeemed at any time, the Trustee shall select the Senior Notes to be redeemed among the Holders of the Senior Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Senior Notes are listed or, if the Senior Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Senior Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Senior Notes not previously called for redemption.

           The Trustee shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Notes and portions of Senior Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Senior Notes of a Holder are to be redeemed, the entire outstanding amount of Senior Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

SECTION 3.03. NOTICE OF REDEMPTION.

           Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Senior Notes are to be redeemed at its registered address.

           The notice shall identify the Senior Notes to be redeemed and shall state:

           (a)  the redemption date;

           (b)  the redemption price;

           (c) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the redemption date upon surrender of such Senior Note, a new Senior Note or Senior Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Senior Note;

           (d)  the name and address of the Paying Agent;

           (e) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

           (f) that, unless the Company defaults in making such redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the redemption date;

           (g) the paragraph of the Senior Notes and/or Section of this Indenture pursuant to which the Senior Notes called for redemption are being redeemed; and

           (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Senior Notes.

           At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

           Once notice of redemption is mailed in accordance with Section 3.03 hereof, Senior Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

           One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Senior Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, accrued interest on and Liquidated Damages, if any, all Senior Notes to be redeemed.

           If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Senior Notes or the portions of Senior Notes called for redemption. If a Senior Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Liquidated Damages, if any, shall be paid to the Person in whose name such Senior Note was registered at the close of business on such record date. If any Senior Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof.

SECTION 3.06. SENIOR NOTES REDEEMED IN PART.

           Upon surrender of a Senior Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Senior Note equal in principal amount to the unredeemed portion of the Senior Note surrendered.

SECTION 3.07. OPTIONAL REDEMPTION.

           (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Senior Notes prior to September 1, 2001. Thereafter, the Company shall have the option to redeem the Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:


    Year                                                    Percentage

    2001.............................................         106.125%
    2002.............................................         103.063%
    2003 and thereafter..............................         100.000%

           (b) Notwithstanding the foregoing, the Company, on or prior to September 1, 2000, may redeem up to a maximum of 25% of the aggregate principal amount of the Senior Notes then outstanding at a redemption price of 112.25% of the principal amount thereof, with the net proceeds from either (i) an Initial Public Offering of the common stock of the Company or (ii) a sale of the Capital Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or a series of related transactions for at least $25.0 million (clauses (i) and (ii) together, collectively referred to herein as "Qualified Equity Offerings"); provided that, in either case, at least 75% in aggregate principal amount of the Senior Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Qualified Equity Offering.

           (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

SECTION 3.08. MANDATORY REDEMPTION.

           Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

SECTION 3.09. OFFER TO PURCHASE BY APPLICATION OF EXCESS PROCEEDS.

           In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.

           The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Senior Notes required to be purchased pursuant to Section 4.10 hereof or, if Senior Notes tendered in response to the Asset Sale Offer are less than the amount required to be purchased pursuant to Section 4.10 hereof, all Senior Notes tendered in response to the Asset Sale Offer. Payment for any Senior Notes so purchased shall be made in the same manner as interest payments are made.

           The Company shall comply with any tender offer rules under the Exchange Act which may then be applicable, including Rule 14e-1, in connection with any offer required to be made by the Company to repurchase the Senior Notes as a result of an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.09, the Company shall comply with the applicable securities laws or regulations and shall not be deemed to have breached its obligations hereunder by virtue thereof.

           If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Senior Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Senior Notes pursuant to the Asset Sale Offer.

           Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

                (a) that the Asset Sale Offer is being made pursuant to this
      Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

                (b)   the Offer Amount, the purchase price and the Purchase
Date;

                (c) that any Senior Note not tendered or accepted for payment shall continue to accrete or accrue interest;

                (d) that, unless the Company defaults in making such payment, any Senior Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;

                (e) that Holders electing to have a Senior Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Senior Note purchased and may not elect to have only a portion of such Senior Note purchased;

                (f) that Holders electing to have a Senior Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Senior Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Note purchased;

                (h) that, if the aggregate principal amount of Senior Notes surrendered by Holders exceeds the amount required to be purchased pursuant to Section 4.10 hereof, the Company shall select the Senior Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Senior Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

                (i) that Holders whose Senior Notes were purchased only in part shall be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered (or transferred by book-entry transfer).

           On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Senior Notes or portions thereof tendered or required to be purchased pursuant to the Asset Sale Offer, or if less than the amount so required to be purchased has been tendered, all Senior Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Senior Notes or portions thereof were accepted for payment by the Company in accordance with the terms of Section 4.10 hereof and this Section 3.09. The Company, the Depository or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Senior Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Senior Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Senior Note to such Holder, in a principal amount equal to any unpurchased portion of the Senior Note surrendered. Any Senior Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.

           Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.


                                                     ARTICLE 4
                                                     COVENANTS

SECTION 4.01. PAYMENT OF SENIOR NOTES.

           The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Notes (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement) on the dates and in the manner provided in the Senior Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

           The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages

(without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

           The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Senior Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

           The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

           The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.03 hereof.

SECTION 4.03. REPORTS.

           (a) Whether or not required by the rules and regulations of the SEC, so long as any Senior Notes are outstanding, the Company shall furnish to the Holders of Senior Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports; and (iii) on a quarterly basis, certain financial information and operating data with respect to each Subsidiary and Joint Venture engaged in a Telecommunications Business, in the form specified by Schedule E hereto. In addition, whether or not required by the rules and regulations of the SEC the Company shall file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA ' 314(a).

           (b) For so long as any Senior Notes remain outstanding, the Company shall furnish to all Holders and to securities analysts and prospective investors, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.04. COMPLIANCE CERTIFICATE.

           (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company, its Subsidiaries and Joint Ventures during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

           (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article Four or Article Five hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

           (c) The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05. TAXES.

           The Company shall pay, and shall cause each of its Subsidiaries and Joint Ventures to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of Senior Notes.

SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

           The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted. SECTION 4.07. RESTRICTED PAYMENTS.

           The Company shall not, and (i) shall not permit any of its Subsidiaries or Joint Ventures to, directly or indirectly: (a) declare or pay any dividend or make any other payment or distribution on account of the

Company's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary); (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company (other than Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); or (c) purchase, redeem or otherwise acquire or retire for value, prior to a scheduled mandatory sinking fund payment date or maturity date, any Indebtedness of the Company which ranks subordinated in right to payment to the Senior Notes and (ii) shall not permit any of its Subsidiaries or Permitted Joint Ventures to, make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (i) and (ii) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment:

           (x) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

           (y) such Restricted Payment, together with the aggregate amount of all other Restricted Payments (including, without limitation, all Restricted Payments referred to in clauses (a), (b) and (b)(1) below but excluding those made under clauses (b)(2) and (c) below) made by the Company and its Subsidiaries after the date of the Indenture is less than the sum of: (1) the excess of (A) Cumulative Pro Forma EBITDA over (B) 2.0 times Cumulative Interest Expense plus (2) the aggregate net cash proceeds received by the Company (other than from a Subsidiary or Joint Venture)
      (A) as capital contributions to the Company, (B) from the issuance and sale of Equity Interest, other than Disqualified Stock, and (C) from the issuance and sale of Indebtedness that is convertible into Capital Stock (other than Disqualified Stock), to the extent such Indebtedness is actually converted into such Capital Stock (clauses (A), (B) and (C) collectively referred to as "Equity Issuances"), other than any such net cash proceeds from Equity Issuances that were used as set forth in clause
      (b) and (c) below; and

           (z) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness other than indebtedness permitted pursuant to clauses (i) through (ix) of
      Section 4.09 hereof.

           The foregoing provisions shall not prohibit the following Restricted
Payments:

           (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with this Section 4.07;

           (b) so long as no Default or Event of Default shall have occurred and be continuing, Restricted Joint Venture Investments, which at the time any such Restricted Joint Venture Investment was made, did not cause the aggregate amount of all Restricted Joint Venture Investments made on or after the date of this Indenture and then outstanding under this clause (b) to exceed (1) $20.0 million plus (2) the net cash proceeds from Equity Issuances not used as set forth in clause (y) above and clause (c) below;

           (c) so long as no Default or Event of Default shall have occurred and be continuing, the making of any Investment in a Telecommunications Business out of the net cash proceeds from Equity Issuances not used as set forth in clauses (y) and (b)(2) above; or

           (d) all payments pursuant to the third sentence of Section 15 of the Warrant Agreement, dated April 15, 1996, between the Company and the Bank of Montreal Trust Company, as Warrant Agent.

           For purposes of this Section 4.07, in the event that a Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture, all of the then outstanding Investments made by such entity since the date of the Indenture shall be deemed to have been made as of the date that such Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture; provided that if a Restricted Joint Venture ceases to be a Restricted Joint Venture as a result of (i) the loss of its Local Partner or (ii) the loss of management control of such Restricted Joint Venture, then the provisions of this paragraph shall not be applied to such entity.

           The amount of all Restricted Payments, other than cash, shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, which calculations may be based upon the Company's latest available financial statements.


SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES.

           The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:

           (i) (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Subsidiaries;

           (ii) make loans or advances to the Company or any of its Subsidiaries;

           (iii)grant liens or grant security interests on its assets in favor of the Holders of Senior Notes or guarantee the payment of the Senior Notes; or

           (iv) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

      (a) Existing Indebtedness as in effect on the date of this Indenture; provided, that any such encumbrances and restrictions existing in the 13% Note Indenture will be amended as of the date of this Indenture to permit the activities described in clauses (i) - (iv) above with respect to Holders of the Senior Notes;

      (b) any Credit Agreement creating or evidencing Indebtedness permitted by clause (i) of Section 4.09 and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

      (c)  the Indenture and the Senior Notes;

      (d)  applicable law;

      (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

      (f) purchase money obligations or Vendor Debt for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) above on the property so acquired;

      (g) Indebtedness incurred pursuant to clause (viii) of Section 4.09; provided that such encumbrance or restriction only relates to the Subsidiary or Permitted Joint Venture incurring such Indebtedness; and

      (h) Refinancing Indebtedness, provided that such encumbrances or restrictions are no more restrictive than those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.


SECTION 4.09. INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK.

           The Company shall not, and shall not permit any of its Subsidiaries or Joint Ventures to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including, without limitation, Acquired Indebtedness) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries or Joint Ventures to issue any shares of Preferred Stock; provided that the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Stock if the Company's Consolidated Leverage Ratio as of the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, or such Disqualified Stock is issued, as the case may be, would have been (a) greater than zero and less than 5.5 to 1.0, if such incurrence or issuance is on or prior to March 31, 1999, and (b) greater than zero and less than 5.0 to 1.0, if such incurrence or issuance is after March 31, 1999, determined on a pro forma basis (including pro forma application of the net proceeds therefrom) as if such Indebtedness had been incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such fiscal quarter.

      The foregoing provisions shall not apply to:

           (i) the incurrence of Indebtedness by the Company, any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture pursuant to Credit Agreement(s), provided that the aggregate principal amount of such Credit Agreement(s) at any one time outstanding under this clause (i) does not exceed $50.0 million for the Company, all of its Subsidiaries (other than a General Partner Subsidiary) and all of its Permitted Joint Ventures combined;

           (ii) the incurrence of Vendor Debt by the Company, any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture, provided that the aggregate principal amount of such Vendor Debt does not exceed 80% of the total cost of the Telecommunications Related Assets financed therewith (or 100% of the total cost of the Telecommunications Related Assets financed therewith if such Vendor Debt was extended for the purchase of tangible physical assets and was so financed by the vendor thereof or an affiliate of such vendor);

           (iii)      Refinancing Indebtedness;

           (iv) the incurrence of Indebtedness by the Company not to exceed, at any one time outstanding 2.0 times (a) the net cash proceeds received by the Company after the date hereof from the issuance and sale of its Capital Stock (other than Disqualified Stock) plus (b) the fair market value at the time of issuance of Equity Interests (other than Disqualified Stock) issued after the date of this Indenture in connection with any acquisition of a Telecommunications Related Business, in each case to a Person other than a Subsidiary or a Joint Venture of the Company, provided that such Indebtedness (y) does not mature prior to the Stated Maturity of the Senior Notes and has a Weighted Average Life to Maturity longer than the Senior Notes and (z) is subordinated to the Senior Notes;

           (v) the incurrence by the Company of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million;

           (vi) the incurrence by any Restricted Joint Venture of Non-Recourse Debt, provided that if any Non-Recourse Debt of a Restricted Joint Venture ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness as of the date such Indebtedness ceases to be Non-Recourse Debt;

           (vii) the guarantee of Indebtedness by a General Partner Subsidiary in connection with the incurrence of Indebtedness by the Restricted Joint Venture of which such General Partner Subsidiary is a general partner;

           (viii) the incurrence by any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture of Indebtedness (including, without limitation, Acquired Indebtedness) so long as all of the net proceeds of such incurrence are used by such

                      Subsidiary or Permitted Joint Venture, as the case may be, directly in connection with the design, construction, development or acquisition of a Telecommunications Service Market; provided that, as of the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, either:
                      (a) the aggregate principal amount of all Indebtedness of such Subsidiary or such Permitted Joint Venture does not exceed 1.75 times the Invested Equity Capital of such Subsidiary or such Permitted Joint Venture; or (b) the Consolidated Leverage Ratio of such Subsidiary or such Permitted Joint Venture would not have been greater than
                      3.5 to 1.0, in each case determined on a pro forma basis (including pro forma application of the net proceeds therefrom) as if such Indebtedness had been incurred at the beginning of such fiscal quarter; provided, further that any Indebtedness incurred by any Subsidiary of the Company or any Permitted Joint Venture (other than Related Networks) pursuant to this clause (viii) shall be non-recourse with respect to the Company or any other Subsidiary of the Company or any other Joint Venture; and

           (ix)       the incurrence by the Company of the Existing
                      Indebtedness.

           For purposes of this Section 4.09, in the event that the Company proposes to incur Indebtedness pursuant to clause (iv) above, the Company shall, simultaneously with the incurrence of such Indebtedness, deliver to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate stating that the sale or sales of Capital Stock forming the basis for the incurrence of such Indebtedness (i) constitutes a long term investment in the Company and (ii) has not been made for the purpose of circumventing this Section
4.09. In the event that the Company rescinds, reverses or unwinds such sale of Capital Stock or otherwise returns or refunds all or any portion of the net cash proceeds of such sale of Capital Stock (whether by dividend, distribution or otherwise) within 270 days of the date of the incurrence of such Indebtedness, such Indebtedness will be deemed to be incurred on the date of, and immediately after giving effect to, such rescission, reversal, unwinding, return or refund.

           For purposes of this Section 4.09, in the event that a Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture, all of the then outstanding Indebtedness of such entity shall be deemed to have been incurred as of the date that such Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture.


SECTION 4.10. ASSET SALES.

           The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, whether in a single transaction or a series of related transactions occurring within any twelve-month period, make any Asset Sale, unless:

                (i) the Company or the Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors) for the shares or assets sold or otherwise disposed of; and

                (ii) at least 85% of such consideration consists of cash, provided that

           (A) an amount equal to the fair market value (as determined in good faith by the Board of Directors) of:

                (1) Telecommunications Related Assets received by the Company or any Subsidiary from the transferee that will be used by the Company or such Subsidiary in the operation of a Telecommunications Business;

                (2) the Voting Stock of any Person engaged in a Telecommunications Business received by the Company or any Subsidiary; provided that on the date such Voting Stock is received, such Investment in Voting Stock constitutes a Permitted Joint Venture Investment; or

                (3) the publicly tradeable Voting Stock of any person engaged in the Telecommunications Business received by the Company or any Subsidiary as consideration for a sale of an Equity Interest in any Restricted Joint Venture, shall, for the purposes of this Section 4.10, be deemed to be cash which was applied in accordance with the first sentence of the penultimate paragraph of this Section 4.10; and

           (B) in the event that any of Hyperion Telecommunications of Pennsylvania, Inc., Hyperion Telecommunications of Tennessee, Inc. or Hyperion Telecommunications of New York, Inc. sell their respective partnership interests in the partnerships to which each is a partner to the respective partnerships in the manner specified by the applicable partnership agreement, (1) the principal amount of any seller note issued to the Company or any of its Wholly Owned Subsidiaries shall be deemed to be cash for purposes of this Section 4.10 and (2) the payments of principal pursuant to such seller note shall be deemed to be
                 Net Cash Proceeds (for purposes of the penultimate paragraph of this Section 4.10) as and when such payments are received.

           For purposes of this Section 4.10, the first $1.0 million of Net Cash Proceeds received from Asset Sales (other than Asset Sales of Stock Collateral) in any fiscal year shall not be subject to the restrictions contained in this section.

           In determining the fair market value with respect to any Asset Sale or series of related Asset Sales involving aggregate consideration in excess of $10.0 million, the Board of Directors of the Company must obtain an opinion as to the fairness to the Holders of Senior Notes of such Asset Sales from a financial point of view issued by a nationally recognized investment banking firm with total assets in excess of $1.0 billion; provided that no such opinion shall be required if such Asset Sale is in accordance with the terms of any Local Partner Agreement to which the Company or any of its Subsidiaries is a party on the date hereof.

           The Company may apply the Net Cash Proceeds from any Asset Sale to an investment in Telecommunications Related Assets in a Telecommunications Service Market within 180 days after such Asset Sale; provided that if the Company determines to make such investment in a New Telecommunications Service Market, the Company shall be deemed to have complied with the first clause of this sentence if, the Company (y) within 180 days of such Asset Sale, delivers to the Trustee a resolution adopted by a majority of the Board of Directors set forth in an Officer's Certificate certifying that the Company intends to utilize the Net Cash Proceeds of such Asset Sale to invest in a specific new Telecommunications Service Market and (z) completes such investment within 360 days of such Asset Sale. The Company shall be deemed to have completed its investment for purposes of the preceding clause (z), so long as the Company has
(i) a business plan that sets forth the Company's investment plans for the applicable Telecommunications Service Market and (ii) issued all material purchase orders to the appropriate parties that are necessary to complete such business plan. A first priority security interest securing the Company's obligations under the Senior Notes shall be granted in all Telecommunications Related Assets acquired in whole or in part with the proceeds of any Asset Sale of Stock Collateral and the Company will take or cause to be taken all actions necessary to cause such first priority security interest to be granted concurrently with the acquisitions of such Telecommunications Related Assets. Any Net Cash Proceeds from an Asset Sale that are not invested as provided in the two preceding sentences shall constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $2.5 million, the Company shall commence to purchase (an "Asset Sale Offer") the maximum principal amount of Senior Notes and 13% Notes (on a pro rata basis based upon the relative aggregate principal amount of 13% Notes (or, if prior to April 15, 2001, the aggregate Accreted Value, as such term is defined in the 13% Note Indenture, of 13% Notes) and Senior Notes then outstanding) that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase (or, in the case of 13% Notes prior to April 15, 2001, at a purchase price equal to 100% of the Accreted Value thereof as of the date of purchase) in accordance with the procedures set forth in this Indenture, provided, that, in the event of an Asset Sale Offer as a result (in whole or in part) of an Asset Sale of the Stock Collateral, the Company shall, purchase (i) first, all Senior Notes tendered pursuant to such Asset Sale Offer in an aggregate principal amount equal to the portion of such Excess Proceeds resulting from such Asset Sale of Stock Collateral and (ii) second, all Senior Notes and 13% Notes on a pro rata basis (in the same manner as described above) in an aggregate principal amount (or, with respect to 13% Notes prior to April 15, 2001, an aggregate Accreted Value) equal to the Excess Proceeds not used to purchase Senior Notes pursuant to clause (i) of this proviso. To the extent that the aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase (or in the case of repurchases of 13% Notes prior to April 15, 2001, the Accreted Value thereof as of the date of repurchase) of the Senior Notes (and the 13% Notes) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase, (or in the case of repurchases of 13% Notes prior to April 15, 2001, the Accreted Value thereof as of the date of repurchase) of Senior Notes and the 13% Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes and the 13% Notes to be purchased on a pro rata basis. Upon completion of such offer, the amount of Excess Proceeds shall be reset at zero. Pending application of the Net Cash Proceeds as set forth above from Asset Sales, all such Net Cash Proceeds shall be placed in escrow for the benefit of the Holders of Senior Notes.

           Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Asset Sale of any Equity Interests of any Subsidiary (at least 80% of the voting power of the Capital Stock of which is owned by the Company) except pursuant to an Asset Sale of all of the Equity Interests of such Subsidiary; provided that any sale of any Equity Interest of any such Subsidiary to a Strategic Investor shall be deemed not to be an Asset Sale for purposes of this Section 4.10, so long as such sale of such Equity Interests does not result in such Subsidiary ceasing to be a Subsidiary of the Company.

SECTION 4.11. TRANSACTIONS WITH AFFILIATES.

           The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless

           (i) such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary, other than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

           (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution adopted by a majority of the disinterested members of the Board of Directors and a majority of the Independent Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above; and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of Senior Notes of such Affiliate Transaction from a financial point of view issued by a nationally recognized consulting firm, business valuation firm or investment banking firm;

provided that: (i) all agreements and arrangements with Affiliates, including without limitation the Local Partner Agreements, the Fiber Lease Agreements, the Management Agreements, network monitoring agreements and transactions in connection therewith or pursuant thereto existing on the date of the 13% Note Indenture and through the current term thereof; (ii) all arrangements and transactions with Adelphia, including existing intercompany Indebtedness, overhead charges made in the ordinary course of business, fiber lease arrangements and similar services existing on the date the 13% Note Indenture and through the current term thereof; (iii) all employment arrangements approved by the Board of Directors; (iv) all restricted Payments made pursuant to Section
4.07 hereof; (v) transactions between or among the Company and/or its Wholly Owned Subsidiaries; (vi) transactions between a General Partner Subsidiary and the Restricted Joint Venture of which such General Partner Subsidiary is a general partner; and (vii) management and network monitoring agreements between the Company and any of its Joint Ventures, shall not be deemed Affiliate Transactions.

SECTION 4.12. LIENS.

           The Company shall not, and shall not permit any of its Subsidiaries or Permitted Joint Ventures to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.


SECTION 4.13. LINE OF BUSINESS.

           The Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than Telecommunications Business and such business activities as are incidental or related thereto.



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SECTION 4.14. CORPORATE EXISTENCE.

           Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.


SECTION 4.15. OFFER TO PURCHASE UPON CHANGE OF CONTROL.

           (a) Upon the occurrence of a Change of Control, the Company shall make an offer (the "Change of Control Offer") to each holder of Senior Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of repurchase in accordance with the procedures set forth in this Section 4.15 (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Senior Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no later than 30 business days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Senior Note not tendered will continue to accrete or accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender the Senior Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Senior Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Senior Notes purchased; and
(7) that Holders whose Senior Notes are being purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Notes as a result of a Change of Control.

           (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Senior Notes so tendered payment in an amount equal to the purchase price for the Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered by such Holder, if any; provided, that each such new Senior Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

SECTION 4.16. LIMITATIONS ON SALE AND LEASEBACK TRANSACTIONS.

           The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Subsidiary (other than a General Partner Subsidiary) may enter into a Sale and Leaseback Transaction if (i) the Company or other entity could have incurred the Indebtedness relating to such Sale and Leaseback Transaction pursuant to Sections 4.09 and 4.12 hereof to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction, (ii) the net proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of such property as determined in good faith by the Board of Directors of the Company and (iii) such proceeds are applied in accordance with Section 4.10 hereof.

SECTION 4.17. LOANS TO SUBSIDIARIES AND JOINT VENTURES.

           All loans to Subsidiaries or Joint Ventures made by the Company from time to time after the date of this Indenture shall be evidenced by Intercompany Notes in favor of the Company. All loans by the Company to any Subsidiary or Joint Venture outstanding on the date hereof shall be evidenced by an unsecured Intercompany Note. The Company shall not, and shall not permit any of its Subsidiaries to, make any loans by Subsidiaries to other Subsidiaries and by Subsidiaries to Joint Ventures in which such Subsidiary does not have an Equity Interest, except that such loans may be (i) incurred and maintained between and among the Company, its Subsidiaries and Permitted Joint Ventures in connection with the incurrence of Indebtedness pursuant to clause (i) of Section 4.09 hereof or (ii) incurred and maintained between and among Related Networks in connection with the incurrence of Indebtedness by such Related Networks pursuant to the proviso in clause (viii) of Section 4.09 hereof. A form of Intercompany
Note is attached as an annex hereto.

SECTION 4.18. LIMITATION ON STATUS AS INVESTMENT COMPANY.

           The Company shall not, and shall not permit any of its Subsidiaries to, conduct its business in a fashion that would cause it to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended) or otherwise become subject to regulation under the Investment Company Act of 1940.

SECTION 4.19. PAYMENTS FOR CONSENT.

           Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Senior Notes for or as inducement to any consent, waiver or amendment of any terms or provisions or the Senior Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of Senior Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 4.20. INDEPENDENT DIRECTORS.

           The Company shall, no later than 360 days from the date hereof, have at least two members of its Board of Directors who are neither officers nor employees of the Company or its Affiliates (the "Independent Directors"). Any transaction requiring the approval of the majority of the Independent Directors shall be prohibited at any time that there are not at least two Independent Directors on the Company's Board of Directors. If the Company fails to comply with this Section 4.20, the Company shall pay Liquidated Damages to each Holder of the Senior Notes (i) with respect to the first 90-day period immediately following the occurrence of such default at a rate of 0.5% per annum, determined daily on the principal amount of the Senior Notes) and (ii) at the beginning of each subsequent 90-day period at a rate increased by an additional 0.25% per annum up to a maximum aggregate increase of 2.0% per annum until such default has been cured.



                                                     ARTICLE 5
                                                    SUCCESSORS

SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

           The Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Senior Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness (other than the Indebtedness incurred pursuant to clauses (i) through (ix) thereof) pursuant to Section 4.09 hereof.

SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED.

           Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Senior Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.


                                                    ARTICLE 6
                                              DEFAULTS AND REMEDIES


SECTION 6.01. EVENTS OF DEFAULT.

           An "Event of Default" occurs if:

                (a) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Notes and such default continues for a period of 30 days;

                (b) the Company defaults in the payment when due of principal of or premium, if any, on the Senior Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

                (c) the Company fails to comply with any of the provisions of
           Section 4.07, 4.10, 4.15 or 5.01 hereof;

                (d) the Company fails to comply with the provisions described under Section 4.09; provided that, for purposes of the last paragraph of Section 4.09, in the event that the Company fails to comply with such section because Indebtedness is deemed to be incurred by a Restricted Joint Venture solely as a result of such Restricted Joint Venture ceasing to be a Restricted Joint Venture as a result of (i) the loss of a Local Partner or (ii) the loss of management control of such Restricted Joint Venture, such failure continues for 90 days;

                (e) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Senior Notes for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Senior Notes then outstanding;



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



                (f) default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

                (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments are not paid within, discharged by or stayed for a period of 60 days; provided that the aggregate of all such undischarged, unpaid or unstayed judgments exceeds $5.0 million;


                (h) any breach or default by the Company in the performance of any covenant set forth in the Collateral Agreements which breach or default continues for 30 days, or any repudiation by the Company of its obligations under any of the Collateral Agreements or the unenforceability of any of the Collateral Agreements, for any reason; provided that any failure by the Company to comply with the provisions of Section 1A of the Pledge Agreement shall not be deemed to be a default under this clause (h) so long as, in the event of such failure to comply, the Company complies with its obligations under Section 10.08 hereof;

                (i) the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                      (i)  commences a voluntary case,

                      (ii) consents to the entry of an order for relief against
                it in an involuntary case,

                      (iii) consents to the appointment of a Custodian of it or
                for all or substantially all of its property,

                      (iv) makes a general assignment for the benefit of its
                creditors, or

                      (v)  generally is not paying its debts as they become due;
                or

                (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                      (i) is for relief against the Company or any of its Significant Subsidiaries or any of its

                Joint Ventures that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                      (ii) appoints a Custodian of the Company or any of its
                Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary; or

                      (iii) orders the liquidation of the Company or any of its
                Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary;

           and the order or decree remains unstayed and in effect for 60 consecutive days.


SECTION 6.02. ACCELERATION.

           If any Event of Default (other than an Event of Default specified in clause (i) or (j) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any of its Joint Ventures that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately; upon any such declaration, the Senior Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Senior Notes shall be due and payable immediately without further action or notice. Holders of the Senior Notes may not enforce this Indenture or the Senior Notes except as provided in this Indenture. The Holders of a majority in aggregate principal amount of the then outstanding Senior Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

           In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to Section 3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Senior Notes. If an Event of Default occurs prior to August 31, 2001 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition of redemption of the Senior Notes prior to August 31, 2001, then the premium payable for purposes of this paragraph for the period beginning of the date hereof and ending on August 31, 2001 shall be 106.125% of the amount that would otherwise be due but for the provisions of this paragraph, plus accrued interest, if any, to the date of payment.

           The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

SECTION 6.03. OTHER REMEDIES.

           If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Senior Notes or to enforce the performance of any provision of the Senior Notes, this Indenture, the Escrow and Disbursement Agreement or the Pledge Agreement.

           The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04. WAIVER OF PAST DEFAULTS.

           Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Senior Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration in accordance with Section 6.02 hereof). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05. CONTROL BY MAJORITY.

           Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it, including, without limitation, the exercise of any remedy under the Collateral Documents. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Notes or that may involve the Trustee in personal liability.

SECTION 6.06. LIMITATION ON SUITS.

           A Holder of a Senior Note may pursue a remedy with respect to this Indenture or the Senior Notes only if:

           (a) the Holder of a Senior Note gives to the Trustee written notice of a continuing Event of Default;

           (b) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

           (c) such Holder of a Senior Note or Holders of Senior Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

           (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

           (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Senior Note may not use this Indenture to prejudice the rights of another Holder of a Senior Note or to obtain a preference or priority over another Holder of a Senior Note.

SECTION 6.07. RIGHTS OF HOLDERS OF SENIOR NOTES TO RECEIVE PAYMENT.

           Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Senior Note, on or after the respective due dates expressed in the Senior Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

           If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

           The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorgan-

ization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10. PRIORITIES.

           If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

           First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

           Second: to Holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

           Third: to the Company or to such party as a court of competent jurisdiction shall direct.


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




           The Trustee may fix a record date and payment date for any payment to Holders of Senior Notes pursuant to this Section 6.10.

SECTION 6.11. UNDERTAKING FOR COSTS.

           In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes.


                                                    ARTICLE 7
                                                     TRUSTEE

SECTION 7.01. DUTIES OF TRUSTEE.

           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and the Collateral Documents, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

           (b)  Except during the continuance of an Event of Default:

           (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Collateral Documents and the Trustee need perform only those duties that are specifically set forth in this Indenture and the Collateral Documents and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture and the Collateral Documents. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

           (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

           (i) this paragraph does not limit the effect of paragraph (b) of this Section;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

           (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.


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




           (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b) and (c) of this Section.

           (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

           (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02. RIGHTS OF TRUSTEE.

           (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

           (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

           (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

           (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

           (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

           (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

           The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.


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SECTION 7.04. TRUSTEE'S DISCLAIMER.

           The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Collateral Documents or the Senior Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture or the Collateral Documents, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Senior Notes or any other document in connection with the sale of the Senior Notes or pursuant to this Indenture other than its certificate of authentication.

SECTION 7.05. NOTICE OF DEFAULTS.

           If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Senior Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Senior Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Senior Notes.

SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS OF THE SENIOR NOTES.

           Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Senior Notes remain outstanding, the Trustee shall mail to the Holders of the Senior Notes a brief report dated as of such reporting date that complies with TIA ' 313(a) (but if no event described in TIA ' 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ' 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ' 313(c).

           A copy of each report at the time of its mailing to the Holders of Senior Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Senior Notes are listed in accordance with TIA ' 313(d). The Company shall promptly notify the Trustee when the Senior Notes are listed on any stock exchange.

SECTION 7.07. COMPENSATION AND INDEMNITY.

           The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. To the extent permitted by law, the Trustee's compensa-

tion shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

           The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture, the Collateral Documents or the


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



Escrow and Disbursement Agreement against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Collateral Documents or the Escrow and Disbursement Agreement except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

           The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

           To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Senior Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Senior Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

           When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

           The Trustee shall comply with the provisions of TIA ' 313(b)(2) to the extent applicable.

SECTION 7.08. REPLACEMENT OF TRUSTEE.

           A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

           The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Senior Notes of a majority in principal amount of the then outstanding Senior Notes may remove the Trustee by so notifying the Trustee and the Company in writing.
The Company may remove the Trustee if:

           (a)  the Trustee fails to comply with Section 7.10 hereof;

           (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respectto the Trustee under any Bankruptcy Law;

           (c) a Custodian or public officer takes charge of the Trustee or its property; or

           (d)  the Trustee becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes


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



office, the Holders of a majority in principal amount of the then outstanding Senior Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

           If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Senior Notes of at least 10% in principal amount of the then outstanding Senior Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee, after written request by any Holder of a Senior Note who has been a Holder of a Senior Note for at least six months, fails to comply with Section 7.10, such Holder of a Senior Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and the duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of the Senior Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under
Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

           If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

           There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities. The Trustee and its direct parent shall at all times have a combined capital surplus of at least fifty million dollars. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for purposes of this Section 7.10 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

           This Indenture shall always have a Trustee who satisfies the requirements of TIA ' 310(a)(1), (2) and (5). The Trustee is subject to TIA ' 310(b).

SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST THE COMPANY.

           The Trustee is subject to TIA ' 311(a), excluding any creditor relationship listed in TIA ' 311(b). A Trustee who has resigned or been removed shall be subject to TIA ' 311(a) to the extent indicated therein.



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




                                                     ARTICLE 8
                                     LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

           The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

           Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due,
(b) the Company's obligations with respect to such Senior Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03. COVENANT DEFEASANCE.

           Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16 and 4.17 hereof with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Senior Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby. In addition, upon


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



the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(g) hereof shall not constitute Events of Default.

SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

           The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Senior Notes:

           In order to exercise either Legal Defeasance or Covenant Defeasance:

           (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accounts, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Senior Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date;

           (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such Legal Defeasance had not occurred;

           (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

           (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(h) and 6.01(i) hereof are concerned, at any time in the period ending on the 91st day after the date of deposit;

           (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its subsidiaries is bound;

           (f) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

           (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Senior Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

           (h) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
                      OTHER MISCELLANEOUS PROVISIONS.

           Subject to Section 8.06 hereof, all money and non-callable U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

           The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

           Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.


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SECTION 8.06. REPAYMENT TO THE COMPANY.

           Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, or interest or Liquidated Damages, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as a secured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07. REINSTATEMENT.

           If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest or Liquidated Damages, if any, on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.


                                                    ARTICLE 9
                                         AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01. WITHOUT CONSENT OF HOLDERS OF THE SENIOR NOTES.

           Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture, the Senior Notes, the Escrow and Disbursement Agreement or the Collateral Documents without the consent of any Holder of a Senior Note:

           (a)  to cure any ambiguity, defect or inconsistency;

           (b) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes;

           (c) to provide for the assumption of the Company's obligations to the Holders of the Senior Notes in the case of a merger or consolidation pursuant to Article Five hereof;

           (d) to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights hereunder of any Holder of the Senior Note; or

           (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA.

           (f)  to enter into additional or supplemental Collateral Documents.

           Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture or Collateral Documents, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture or Collateral Documents authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

SECTION 9.02. WITH CONSENT OF HOLDERS OF SENIOR NOTES.

           Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture, the Collateral Documents and the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding (including consents obtained in connection with a purchase of or a tender offer or exchange offer for the Senior Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Senior Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Collateral Documents or the Senior Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes (including consents obtained in connection with a purchase of or a tender offer or exchange offer for the Senior Notes).

           Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Senior Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

           It shall not be necessary for the consent of the Holders of Senior Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

           After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of each Senior Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not,


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



however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Senior Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Collateral Agreements or the Senior Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Senior Notes held by a non-consenting Holder):

                (a) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver;

                (b) reduce the principal of or change the fixed maturity of any Senior Note or alter or waive any of the provisions with respect to the redemption of the Senior Notes except as provided in clause (g) below with respect to Sections 3.09, 4.10 and 4.15 hereof;

                (c) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Note;

                (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes and a waiver of the payment default that resulted from such acceleration);

                (e) make any Senior Note payable in money other than that stated in the Senior Notes;

                (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of or premium, if any, or interest on the Senior Notes;

                (g) waive a redemption payment with respect to any Senior Note (other than a payment required by Sections 3.09, 4.10 and 4.15 hereof);

                (h) make any change in the provisions of this Indenture relating to Collateral and Security or the Collateral Agreements that would adversely affect the holders of the Senior Notes; or

                (i) make any change in the foregoing amendment and waiver provisions.

SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

           Every amendment or supplement to this Indenture, the Collateral Documents or the Senior Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Senior Note is a continuing consent by the Holder and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder of a Senior Note may revoke the consent as to its Senior Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

SECTION 9.05. NOTATION ON OR EXCHANGE OF SENIOR NOTES.

           The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Senior Note thereafter authenticated. The Company in exchange for all Senior Notes may issue and the Trustee shall authenticate new Senior Notes that reflect the amendment, supplement or waiver.

           Failure to make the appropriate notation or issue a new Senior Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

           The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                                    ARTICLE 10
                                              COLLATERAL AND SECURITY

SECTION 10.01. PLEDGE AGREEMENT.

      The due and punctual payment of the principal of and interest and Liquidated Damages, if any, on the Senior Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and premium or Liquidated Damages (to the extent permitted by law), if any, on the Senior Notes and performance of all other obligations of the Company to the Holders of Senior Notes or the Trustee under this Indenture and the Senior Notes, according to the terms hereunder or thereunder, shall be secured as provided in the Pledge Agreement. Each Holder of Senior Notes, by its acceptance thereof, consents and agrees to the terms of the Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of the Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Pledge Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Pledge Agreement, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreement, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Pledged Collateral contemplated hereby, by the Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Senior Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its Subsidiaries and, if necessary, its Joint Ventures to take, any and all actions reasonably required to cause the Pledge Agreement to create and maintain, as security for the Obligations of the Company hereunder, a valid and enforceable perfected first priority Lien in and on all the Pledged Collateral, in favor of the Collateral Agent for the benefit of the Holders of Senior Notes, superior to and prior to the rights of all third Persons and subject to no other Liens than Permitted Liens.

SECTION 10.02. RECORDING AND OPINIONS.

      (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements (other than the filing of such financing statements, which shall be completed promptly after the execution of this Indenture but in no event later than two Business Days after the date hereof) or other instruments necessary to make effective the Lien intended to be created by the Pledge Agreement, and reciting with respect to the security interests in the Pledged Collateral, the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

      (b) The Company shall furnish to the Collateral Agent and the Trustee on August 15 in each year beginning with August 15, 1998, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Pledge

Agreement and reciting with respect to the security interests in the Pledged Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Senior Notes and the Collateral Agent and the Trustee hereunder and under the Pledge Agreement with respect to the security interests in the Pledged Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

      (c) The Company shall otherwise comply with the provisions of TIA '314(b).

SECTION 10.03. RELEASE OF COLLATERAL.

      (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Pledged Collateral may be released from the Lien and security interest created by the Pledge Agreement at any time or from time to time in accordance with the provisions of the Pledge Agreement or as provided hereby. In addition, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder have been met and stating whether or not such release is in connection with an Asset Sale and (at the sole cost and expense of the Company) the Collateral Agent shall release (i) Pledged Collateral that is sold, conveyed or disposed of in compliance with the provisions of this Indenture; provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company shall apply the Net Proceeds in accordance with Section
4.10 hereof. Upon receipt of such Officers' Certificate the Collateral Agent shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Pledged Collateral permitted to be released pursuant to this Indenture or the Pledge Agreement.

      (b) No Pledged Collateral shall be released from the Lien and security interest created by the Pledge Agreement pursuant to the provisions of the Pledge Agreement unless there shall have been delivered to the Collateral Agent the certificate required by this Section 10.03.

      (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Senior Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Pledged Collateral pursuant to the provisions of the Pledge Agreement shall be effective as against the Holders of Senior Notes.

      (d) The release of any Pledged Collateral from the terms of this Indenture and the Pledge Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Pledged Collateral is released pursuant to the terms of the Pledge Agreement. To the extent applicable, the Company shall cause TIA ' 313(c), relating to reports, and TIA ' 314(b), relating to the release of property or securities from the Lien and security interest of the Pledge Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Pledge Agreement, to be complied with. The Trustee shall comply (to the extent required) with TIA ' 313(b)(1) and 313(d). Any certificate or opinion required by TIA ' 314(d) may be made by an Officer of the Company except in cases where TIA ' 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 10.04. CERTIFICATES OF THE COMPANY.

      (a) The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Pledged Collateral pursuant to the Pledge Agreement or the Escrow and Disbursement Agreement, (i) all documents required by TIA '314(c) and (d) and (ii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA '314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 10.05. CERTIFICATES OF THE TRUSTEE.

      In the event that the Company wishes to release Pledged Collateral in accordance with the Pledge Agreement and has delivered the certificates and documents required by the Pledge Agreement and Sections 10.03 and 10.04 hereof as well as all documentation required by TIA '314(d) in connection with such release and the Trustee shall direct the Collateral Agent to effectuate such release.

SECTION 10.06. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE
                      PLEDGE AGREEMENT.

      Subject to the provisions of Section 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders of Senior Notes, direct, on behalf of the Holders of Senior Notes, the Collateral Agent to, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreement and (b) collect and receive any and all amounts payable in respect of the Obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Pledged Collateral by any acts that may be unlawful or in violation of the Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Senior Notes in the Pledged Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Senior Notes or of the Trustee).

SECTION 10.07. AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE PLEDGE
                      AGREEMENT.

      The Trustee is authorized to receive any funds for the benefit of the Holders of Senior Notes distributed under the Pledge Agreement, and to make further distributions of such funds to the Holders of Senior Notes according to the provisions of this Indenture.


SECTION 10.08. COMPLIANCE WITH PLEDGE AGREEMENT.

      In the event that the Company fails to comply with Section 1A of the Pledge Agreement, the interest rate on the Senior Notes shall increase in accordance with the provisions of the Senior Notes; provided that, upon such time as the Company complies with Section 1A, if any, the interest shall decrease in accordance with the provisions of the Senior Notes.

SECTION 10.09. TERMINATION OF SECURITY INTEREST.

      Upon the payment in full of all Obligations of the Company under this Indenture and the Senior Notes, or upon Legal Defeasance, the Trustee shall, at the written request of the Company set forth in an Officers' Certificate, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Pledge Agreement.

                                                    ARTICLE 11
                                                   MISCELLANEOUS

SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

           If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA '318(c), the imposed duties shall control.


SECTION 11.02. NOTICES.

           Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

           If to the Company:

                Hyperion Telecommunications, Inc.
                Main at Water Street
                P.O. Box 472
                Coudersport, Pennsylvania  16915
                Telecopy:  (814) 274-8631
                Attention:  Daniel R. Milliard

           With a copy to:

                Buchanan Ingersoll
                One Oxford Centre
                301 Grant Street
                20th Floor
                Pittsburgh, Pennsylvania  15219-1410
                Attention:  Carl E. Rothenberger, Jr.

           If to the Trustee:

                Bank of Montreal Trust Company
                77 Water Street
                New York, New York 10005
                Telecopier No.: (212) 701-7684
                Attention:  Corporate Trust Department


           The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

           All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

           Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ' 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

           If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

           If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

SECTION 11.03. COMMUNICATION BY HOLDERS OF SENIOR NOTES WITH OTHER HOLDERS OF
                    SENIOR NOTES.

           Holders may communicate pursuant to TIA ' 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ' 312(c).

SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

           Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

           (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

           (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

           Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ' 314(a)(4)) shall comply with the provisions of TIA ' 314(e) and shall include:

           (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

           (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

           (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 11.06. RULES BY TRUSTEE AND AGENTS.

           The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND
                      STOCKHOLDERS.

           No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Senior Notes by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a wavier is against public policy.

SECTION 11.08. GOVERNING LAW.

           THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE COLLATERAL DOCUMENTS AND THE SENIOR NOTES.

SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

           This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.10. SUCCESSORS.

           All agreements of the Company in this Indenture and the Senior Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.11. SEVERABILITY.

           In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.12. COUNTERPART ORIGINALS.

           The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.13. TABLE OF CONTENTS, HEADINGS, ETC.

           The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                                          [Signatures on following page]

SIGNATURES



Dated as of August 27, 1997 HYPERION TELECOMMUNICATIONS, INC.
                                                     ISSUER

                                                     By:/s/ Daniel R. Milliard
                                                     Name:
                                                     Title:

Attest: /s/ Michelle D. Bergman





Dated as of August 27, 1997   BANK OF MONTREAL TRUST COMPANY
                                                     TRUSTEE


                                                     By: /s/ Therese Gaballah
                                                     Name:
                                                     Title:
Attest:/s/ Michelle D. Bergman

                                                    EXHIBIT A-1
                                               (Face of Senior Note)


                                12 1/4% Series A/B Senior Secured Notes due 2004

         No.                                                  $_______________
        CUSIP NO.  __________

                                         HYPERION TELECOMMUNICATIONS, INC.

         promises to pay to _____________________________________

         or registered assigns,

         the principal sum of $

         dollars on [_____], 2004.

         Interest Payment Dates: _________ and ________, of each year, commencing __________, 1998.

         Record Dates:  _______ and _______
         Dated: __________, 1997

                        HYPERION TELECOMMUNICATIONS, INC.

                        By:______________________________
                                              Name:  Daniel R. Milliard
                         Title: President and Secretary

                        By:______________________________
                                              Name:  Edward R. Babcock
                         Title: Vice President, Finance


This is one of the Global Senior Notes referred to in the within-mentioned
Indenture:

BANK OF MONTREAL TRUST COMPANY
as Trustee

By:__________________________________
Name:
Title:


                                                     A-1-1

                                              (Back of Senior Note)
                               12 1/4% Series A/B Senior Secured Notes due 2004

         Unless and until it is exchanged in whole or in part for Senior Notes in definitive form, this Senior Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein..

                  THE SENIOR NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
         SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SENIOR NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SENIOR NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE HOLDER OF THE SENIOR NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF HYPERION TELECOMMUNICATIONS, INC. (THE "COMPANY") THAT (A) SUCH SENIOR NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
         (1) (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES
         ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1),
         (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR
         (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SENIOR NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST. Hyperion Telecommunications, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Note at the rate of 12 1/4% per annum from

August 27, 1997 until maturity (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement) and will be payable semi-annually in cash on September 1 and March 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that in the event that the Company does not comply with Section 1A(a) and (b) of the Pledge Agreement, the interest rate on the Senior Notes will automatically increase by 0.25% per annum (the "Additional Interest") to 12 1/2% and the Additional Interest shall continue until such time as the Company complies with its obligations under Section 1A of the Pledge Agreement, at which time the Additional Interest shall cease. Interest and Additional Interest, if any, on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, provided, further, that the first Interest Payment Date shall be March 1, 1998. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered Holders of Senior Notes at the close of business on the August 15 or February 15 next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.13 of the Indenture with respect to defaulted interest. The Senior Notes shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium on, all Global Notes and all other Senior Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT AND REGISTRAR. Initially, Bank of Montreal Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE AND PLEDGE AND SECURITY AGREEMENT. The Company issued the Senior Notes under an Indenture dated as of August 27, 1997 (the "Indenture") between the Company and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code " 77aaa-77bbbb) (the "TIA"). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Senior Notes are senior obligations of the Company limited to $250.0 million in aggregate principal amount at maturity. The Senior Notes are secured by a pledge of the Pledged Collateral (as defined in the Indenture) pursuant to the Pledge and Security Agreement referred to in the Indenture. The Senior Notes are senior obligations of the Company limited to $250.0 million in aggregate principal amount at maturity.

         5.  OPTIONAL REDEMPTION.

         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Senior Notes prior to September 1, 2001. Thereafter, the Company shall have the option to redeem the Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount set forth below plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:


     Year                                                         Percentage

     2001....................................................      106.125%
     2002 and thereafter.....................................      103.063%
     2003 and thereafter.....................................      100.000%

           (b) Notwithstanding the foregoing, the Company, on or prior to September 1, 2000, may redeem up to a maximum of 25% of the aggregate principal amount of the Senior Notes then outstanding at a redemption price of 112.25% of the principal amount thereof, with the net proceeds from either (i) an Initial Public Offering of the common stock of the Company or (ii) a sale of the Capital Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or a series of related transactions for at least $25.0 million (clauses (i) and (ii) together, collectively referred to herein as "Qualified Equity Offerings"); provided that, in either case, at least 75% in aggregate principal amount of the Senior Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Qualified Equity Offering.

      6.  MANDATORY REDEMPTION.

      Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

      7.  REPURCHASE AT OPTION OF HOLDER.

      (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to each Holder of the Senior Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      (b) If the Company or any Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $2.5 million, the Company shall offer to purchase (an "Asset Sale Offer") the maximum principal amount of Senior Notes and 13% Notes (on a pro rata basis based upon the relative aggregate principal amount of 13% Notes (or, prior to April 15, 2001, the aggregate Accreted Value of 13% Notes) then outstanding that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase (or, in the case of repurchases of 13% Notes prior to April 15, 2001, at a purchase price equal to 100% of the Accreted Value thereof as of the date of repurchase) in accordance with the procedures set forth in the Indenture, provided, that in the event of an Asset Sale of Stock Collateral, the Company shall, purchase (i) first, all Senior Notes tendered pursuant to such Asset Sale Offer in an aggregate principal amount equal to the portion of such Excess Proceeds resulting from such Asset Sale of Stock Collateral and (ii) second, all Senior Notes and 13% Notes on a pro rata basis (in the same manner as described above) in an aggregate principal amount (or, with respect to 13% Notes prior to April 15, 2001, an aggregate Accreted Value) equal to the Excess Proceeds not used to purchase Senior Notes pursuant to clause (i) of this proviso. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of the Senior Notes may be registered and the Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Note may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Notes, and any existing default or compliance with any provision of the Indenture, the Collateral Documents or the Senior Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes. Without the consent of any Holder of a Senior Note, the Indenture, the Collateral Documents or the Senior Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

      12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Notes; (ii) default in payment when due of principal of or premium, if any, on the Senior Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section 4.07, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company to comply with Section
4.09 of the Indenture; provided that in the event that the Company fails to comply with Section 4.09 of the Indenture because indebtedness is deemed to be incurred by a Restricted Joint Venture solely as a result of such Restricted Joint Venture ceasing to be a Restricted Joint Venture as a result of (x) the loss of a Local Partner or (y) the loss of management control of such Restricted Joint Venture, and such failure continues for 90 days; (v) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Senior Notes then outstanding to comply with certain other agreements in the Indenture or the Senior Notes; (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (viii) any breach or default by the Company in the performance of any covenant set forth in the Collateral Agreements which breach or default continues for 30 days, or any repudiation by the Company of its obligation under any of the Collateral Agreements or the unenforceability of any of the Collateral Agreements, for any reason; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary, constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any Joint Venture that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken together, would, constitute a Significant Subsidiary, all outstanding Senior Notes shall become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

      15. AUTHENTICATION. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Senior Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of August 27, 1997, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

      18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior

Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                Hyperion Telecommunications, Inc.
                Main at Water Street
                P.O. Box 472
                Coudersport, Pennsylvania  16915
                Telecopy:  (814) 274-8631
                Attention:  Daniel R. Milliard

                                                  ASSIGNMENT FORM


      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                                   (Insert assignee's soc. sec. or tax I.D. no.)








                      (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:

                     Your Signature:
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.

                                        OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the box below:

            Section 4.10                            Section 4.15

           If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $___________


Date:                    Your Signature:
                         (Sign exactly as your name appears on the Senior Note)

                                                        Tax Identification No.:


Signature Guarantee.



               SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE0

           The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



   Date of Exchange      Amount of decrease in     Amount of increase in      Principal Amount           Signature of
                           Principal Amount          Principal Amount              of this           authorized officer of
                                of this                   of this                Global Note            Trustee or Note
                              Global Note               Global Note        following such decrease         Custodian
                                                                                (or increase)


































--------
0.       This should be included only if the Note is a Global Note.


                                                      A-10

                                                    EXHIBIT A-2
                                   (Face of Regulation S Temporary Global Note)




                 12 1/4% Series A/B Senior Secured Notes due 2004

      No.                                                    $_______________
      CUSIP NO.  __________

                                         HYPERION TELECOMMUNICATIONS, INC.

      promises to pay to _____________________________________

      or registered assigns,

      the principal sum of $

      dollars on [_____], 2004.

      Interest Payment Dates: _________ and ________, of each year, commencing __________, 1998.

      Record Dates:  _______ and _______
      Dated: __________, 1997

                                HYPERION TELECOMMUNICATIONS, INC.

                                By:______________________________
                                  Name:  Daniel R. Milliard
                                  Title:  President and Secretary

                                By:______________________________
                                  Name:  Edward R. Babcock
                                  Title:  Vice President, Finance


This is one of the Global Senior Notes referred to in the within-mentioned
Indenture:

BANK OF MONTREAL TRUST COMPANY
as Trustee

By:__________________________________
Name:
Title:

                                                     A-2-1

                                   (Back of Regulation S Temporary Global Note)
                                       12 1/4% Senior Secured Notes due 2004

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE. NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (ADTC@), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE SENIOR NOTE (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SENIOR NOTE EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SENIOR NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. BY ITS ACQUISITION HEREOF, THE HOLDER OF THE SENIOR NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF HYPERION TELECOMMUNICATIONS, INC. (THE "COMPANY") THAT (A) SUCH SENIOR NOTE MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1) (A) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN OF RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (AN "IAI") THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE OR (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SENIOR NOTE EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (1) ABOVE.

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. Hyperion Telecommunications, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Note at the rate of 12-1/4% per annum from August 27, 1997 until maturity (including any additional interest required to be paid pursuant to the provisions of the Registration Rights Agreement) and will be payable semi-annually in cash on September 1 and March 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that in the event that the Company does not comply with Section 1A(a) and (b) of the Pledge Agreement, the interest rate on the Senior Notes will automatically increase by 0.25% per annum (the "Additional Interest") to 12-1/2% and the Additional Interest shall continue until such time as the Company complies with its obligations under Section 1A of the Pledge Agreement, at which time the Additional Interest shall cease. Interest and Additional Interest, if any, on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, provided, further, that the first Interest Payment Date shall be March 1, 1998. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      2. METHOD OF PAYMENT. The Company will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered Holders of Senior Notes at the close of business on the August 15 or February 15 next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.13 of the Indenture with respect to defaulted interest. The Senior Notes shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium on, all Global Notes and all other Senior Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. PAYING AGENT AND REGISTRAR. Initially, Bank of Montreal Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

      4. INDENTURE AND PLEDGE AND SECURITY AGREEMENT. The Company issued the Senior Notes under an Indenture dated as of August 27, 1997 (the "Indenture") between the Company and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code " 77aaa-77bbbb) (the "TIA"). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Senior Notes are secured by a plege of the Pledged Collateral (as defined in the Indenture) pursuant to the Pledge and Security Agreement referred to in the Indenture. The Senior Notes are senior obligations of the Company limited to $250.0 million in aggregate principal amount at maturity.

      5.  OPTIONAL REDEMPTION.

      (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Senior Notes prior to September 1, 2001. Thereafter, the Company shall have the option to redeem the Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount set forth below plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:


    Year                                                            Percentage

    2001.......................................................      106.125%
    2002 and thereafter........................................      103.063%
    2003 and thereafter........................................      100.000%

           (b) Notwithstanding the foregoing, the Company, on or prior to September 1, 2000, may redeem up to a maximum of 25% of the aggregate principal amount of the Senior Notes then outstanding at a redemption price of 112.25% of the principal amount thereof, with the net proceeds from either (i) an Initial Public Offering of the common stock of the Company or (ii) a sale of the Capital Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or a series of related transactions for at least $25.0 million (clauses (i) and (ii) together, collectively referred to herein as "Qualified Equity Offerings"); provided that, in either case, at least 75% in aggregate principal amount of the Senior Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Qualified Equity Offering.

      6.  MANDATORY REDEMPTION.

      Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

      7.  REPURCHASE AT OPTION OF HOLDER.

      (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to each Holder of the Senior Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      (b) If the Company or any Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $2.5 million, the Company shall offer to purchase (an "Asset Sale Offer") the maximum principal amount of Senior Notes and 13% Notes (on a pro rata basis based upon the relative aggregate principal amount of 13% Notes (or, prior to April 15, 2001, the aggregate Accreted Value of 13% Notes) then outstanding that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase (or, in the case of repurchases of 13% Notes prior to April 15, 2001, at a purchase price equal to 100% of the Accreted Value thereof as of the date of repurchase) in accordance with the procedures set forth in the Indenture, provided, that in the event of an Asset Sale of Stock Collateral, the Company shall, purchase (i) first, all Senior Notes tendered pursuant to such Asset Sale Offer in an aggregate principal amount equal to the portion of such Excess Proceeds resulting from such Asset Sale of Stock Collateral and (ii) second, all Senior Notes and 13% Notes on a pro rata basis (in the same manner as described above) in an aggregate principal amount (or, with respect to 13% Notes prior to April 15, 2001, an aggregate Accreted Value) equal to the Excess Proceeds not used to purchase Senior Notes pursuant to clause (i) of this proviso. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of the Senior Notes may be registered and the Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Note may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Notes, and any existing default or compliance with any provision of the Indenture, the Collateral Documents or the Senior Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes. Without the consent of any Holder of a Senior Note, the Indenture, the Collateral Documents or the Senior Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

      12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Notes; (ii) default in payment when due of principal of or premium, if any, on the Senior Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section 4.07, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company to comply with Section
4.09 of the Indenture; provided that in the event that the Company fails to comply with Section 4.09 of the Indenture because indebtedness is deemed to be incurred by a Restricted Joint Venture solely as a result of such Restricted Joint Venture ceasing to be a Restricted Joint Venture as a result of (x) the loss of a Local Partner or (y) the loss of management control of such Restricted Joint Venture, and such failure continues for 90 days; (v) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Senior Notes then outstanding to comply with certain other agreements in the Indenture or the Senior Notes; (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (viii) any breach or default by the Company in the performance of any covenant set forth in the Collateral Agreements which breach or default continues for 30 days, or any repudiation by the Company of its obligation under any of the Collateral Agreements or the unenforceability of any of the Collateral Agreements, for any reason; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary, constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any Joint Venture that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken together, would, constitute a Significant Subsidiary, all outstanding Senior Notes shall become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

      15. AUTHENTICATION. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Senior Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of August 27_, 1997, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

      18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior

Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                Hyperion Telecommunications, Inc.
                Main at Water Street
                P.O. Box 472
                Coudersport, Pennsylvania  16915
                Telecopy:  (814) 274-8631
                Attention:  Daniel R. Milliard

                                                  ASSIGNMENT FORM


      To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                  (Insert assignee's soc. sec. or tax I.D. no.)








              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:

                   Your Signature:
                  (Sign exactly as your name appears on the face of this Note)

Signature Guarantee.


           SCHEDULE OF EXCHANGES OF REGULATION S TEMPORARY GLOBAL NOTE

The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or of other Restricted Global Notes for an interest in this Regulation S Temporary Global Note, have been made:



   Date of Exchange      Amount of decrease in     Amount of increase in      Principal Amount           Signature of
                           Principal Amount          Principal Amount              of this           authorized officer of
                                of this                   of this                Global Note            Trustee or Note
                              Global Note               Global Note        following such decrease         Custodian
                                                                                (or increase)



































                                                      A-9


                                                    EXHIBIT A-3
                                            (Face of Unrestricted Note)



        12 1/4% Series A/B Senior Secured Notes due 2004 No.   $_______________
  CUSIP NO.  __________

                                         HYPERION TELECOMMUNICATIONS, INC.

  promises to pay to _____________________________________

  or registered assigns,

  the principal sum of $

  dollars on [_____], 2004.

  Interest Payment Dates: _________ and ________, of each year, commencing __________, 1998.

  Record Dates:  _______ and _______
  Dated: __________, 1997

                             HYPERION TELECOMMUNICATIONS, INC.

                             By:______________________________
                               Name:  Daniel R. Milliard
                               Title:  President and Secretary

                             By:______________________________
                               Name:  Edward R. Babcock
                               Title:  Vice President, Finance


This is one of the Global Senior Notes referred to in the within-mentioned
Indenture:

BANK OF MONTREAL TRUST COMPANY
as Trustee

By:__________________________________
Name:
Title:


                                                     A-3-1

                                            (Back of Unrestricted Note)

                                       12 1/4% Senior Secured Notes due 2004

[Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (ADTC@), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below.

  1. INTEREST. Hyperion Telecommunications, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Note at the rate of 12-1/4% per annum from August 27, 1997 until maturity (including any additi nal interest required to be paid pursuant to the provisions of the Registration Rights Agreement) and will be payable semi-annually in cash on September 1 and March 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"); provided that in the event that the Company does not comply with Section 1A(a) and (b) of the Pledge Agreement, the interest rate on the Senior Notes will automatically increase by 0.25% per annum (the "Additional Interest") to 12-1/2% and the Additional Interest shall continue until such time as the Company complies with its obligations under Section 1A of the Pledge Agreement, at which time the Additional Interest shall cease. Interest and Additional Interest, if any, on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Senior Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date, provided, further, that the first Interest Payment Date shall be March 1, 1998. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

  2. METHOD OF PAYMENT. The Company will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered Holders of Senior Notes at the close of business on the August 15 or February 15 next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in
Section 2.13 of the Indenture with respect to defaulted interest. The Senior Notes shall be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, and interest and premium on, all Global Notes and all other Senior Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

  3. PAYING AGENT AND REGISTRAR. Initially, Bank of Montreal Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

  4. INDENTURE AND PLEDGE AND SECURITY AGREEMENT . The Company issued the Senior Notes under an Indenture dated as of August 27, 1997 (the "Indenture") between the Company and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code " 77aaa-77bbbb) (the "TIA"). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Senior Notes are senior obligations of the Company limited to $250.0 million in aggregate principal amount at maturity. The Senior Notes are secured by a pledge of the Pledged Collateral (as defined in the Indenture) pursuant to the Pledge and Security Agreement referred to in the Indenture.

  5.  OPTIONAL REDEMPTION.

  (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company shall not have the option to redeem the Senior Notes prior to September 1, 2001. Thereafter, the Company shall have the option to redeem the Senior Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount set forth below plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on September 1 of the years indicated below:


  Year                                                           Percentage

  2001.......................................................      106.125%
  2002 and thereafter. ......................................      103.063%
  2003 and thereafter........................................      100.000%

           (b) Notwithstanding the foregoing, the Company, on or prior to September 1, 2000, may redeem up to a maximum of 25% of the aggregate principal amount of the Senior Notes then outstanding at a redemption price of 112.25% of the principal amount thereof, with the net proceeds from either (i) an Initial Public Offering of the common stock of the Company or (ii) a sale of the Capital Stock (other than Disqualified Stock) of the Company to a Strategic Investor in a single transaction or a series of related transactions for at least $25.0 million (clauses (i) and (ii) together, collectively referred to herein as "Qualified Equity Offerings"); provided that, in either case, at least 75% in aggregate principal amount of the Senior Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Qualified Equity Offering.

      6.  MANDATORY REDEMPTION.

      Except as set forth in paragraph 7 below, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

      7.  REPURCHASE AT OPTION OF HOLDER.

      (a) Upon the occurrence of a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to each Holder of the Senior Notes to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

      (b) If the Company or any Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $2.5 million, the Company shall offer to purchase (an "Asset Sale Offer") the maximum principal amount of Senior Notes and 13% Notes (on a pro rata basis based upon the relative aggregate principal amount of 13% Notes (or, prior to April 15, 2001, the aggregate Accreted Value of 13% Notes) then outstanding that may be purchased out of the Excess Proceeds at an offer price in cash equal to 100% of aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase (or, in the case of repurchases of 13% Notes prior to April 15, 2001, at a purchase price equal to 100% of the Accreted Value thereof as of the date of repurchase) in accordance with the procedures set forth in the Indenture, provided, that in the event of an Asset Sale of Stock Collateral, the Company shall, purchase (i) first, all Senior Notes tendered pursuant to such Asset Sale Offer in an aggregate principal amount equal to the portion of such Excess Proceeds resulting from such Asset Sale of Stock Collateral and (ii) second, all Senior Notes and 13% Notes on a pro rata basis (in the same manner as described above) in an aggregate principal amount (or, with respect to 13% Notes prior to April 15, 2001, an aggregate Accreted Value) equal to the Excess Proceeds not used to purchase Senior Notes pursuant to clause (i) of this proviso. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of the Senior Notes may be registered and the Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Note may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Notes, and any existing default or compliance with any provision of the Indenture, the Collateral Documents or the Senior Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes. Without the consent of any Holder of a Senior Note, the Indenture, the Collateral Documents or the Senior Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

      12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Senior Notes; (ii) default in payment when due of principal of or premium, if any, on the Senior Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, (iii) failure by the Company to comply with Section 4.07, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company to comply with Section
4.09 of the Indenture; provided that in the event that the Company fails to comply with Section 4.09 of the Indenture because indebtedness is deemed to be incurred by a Restricted Joint Venture solely as a result of such Restricted Joint Venture ceasing to be a Restricted Joint Venture as a result of (x) the loss of a Local Partner or (y) the loss of management control of such Restricted Joint Venture, and such failure continues for 90 days; (v) failure by the Company for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Senior Notes then outstanding to comply with certain other agreements in the Indenture or the Senior Notes; (vi) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (viii) any breach or default by the Company in the performance of any covenant set forth in the Collateral Agreements which breach or default continues for 30 days, or any repudiation by the Company of its obligation under any of the Collateral Agreements or the unenforceability of any of the Collateral Agreements, for any reason; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary, constitute a Significant Subsidiary. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, any of its Significant Subsidiaries or any Joint Venture that would, if it were a Subsidiary constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken together, would, constitute a Significant Subsidiary, all outstanding Senior Notes shall become due and payable without further action or notice. Holders of the Senior Notes may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

      15. AUTHENTICATION. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      17. ADDITIONAL RIGHTS OF HOLDERS OF TRANSFER RESTRICTED SECURITIES. In addition to the rights provided to Holders of the Senior Notes under the Indenture, Holders of Transferred Restricted Securities shall have all the rights set forth in the Registration Rights Agreement dated as of August 27, 1997, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

      18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                Hyperion Telecommunications, Inc.
                Main at Water Street
                P.O. Box 472
                Coudersport, Pennsylvania  16915
                Telecopy:  (814) 274-8631
                Attention:  Daniel R. Milliard

                                                     EXHIBIT B

                                          FORM OF CERTIFICATE OF TRANSFER

Hyperion Telecommunications, Inc.
Main at Water Street
P.O. Box 472
Coudersport, Pennsylvania  16915
Telecopy:  (814) 274-8631
Attention:  Daniel R. Milliard

Bank of Montreal Trust Company
77 Water Street
New York, New York  10005
Attention: Corporate Trust Department

      Re: 12 1/4% Senior Secured Notes due 2004

      Reference is hereby made to the Indenture, dated as of August 27, 1997 (the AIndenture@), between Hyperion Telecommunications, Inc., as issuer (the ACompany@), and Bank of Montreal Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      ______________, (the ATransferor@) owns and proposes to transfer the Senior Note[s] or interest in such Senior Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Senior Note[s] or interests (the ATransfer@), to __________ (the ATransferee@), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                                              [CHECK ALL THAT APPLY]

1.__Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the ASecurities Act@), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Restricted Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Restricted Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a Aqualified institutional buyer@ within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.__Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Note, the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United

States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note, the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.__Check and complete if Transferee will take delivery of a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

      (a)__such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                                        or

      (b)__such Transfer is being effected to the Company or a Subsidiary thereof;

                                                        or

      (c)__such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                                        or

     (d)__such Transfer is being effected to an Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that the Transfer complies with the transfer restrictions applicable to Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $100,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Restricted Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.__Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

      (a)__Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and
(ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (b)__Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      (c)__Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Unrestricted Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                     [Insert Name of Transferor]


                                     By:
                                     Name:
                                     Title:

Dated:                  ,

                                                      B-3

                                        ANNEX A TO CERTIFICATE OF TRANSFER


1.    The Transferor owns and proposes to transfer the following:

                                             [CHECK ONE OF (a) OR (b)]

      (a)__a beneficial interest in the:

           (i)  __ 144A Global Note (CUSIP          ), or

           (ii) __ Regulation S Global Note (CUSIP/CINS          ), or

      (b)__a Restricted Definitive Note.


2.    After the Transfer the Transferee will hold:
                                                    [CHECK ONE]
      (a)__a beneficial interest in the:
           (i)  __ 144A Global Note (CUSIP         ), or

           (ii) __ Regulation S Global Note (CUSIP/CINS         ), or

           (iii) __ Unrestricted Global Note (CUSIP         ); or

      (b)__a Restricted Definitive Note; or

      (c)__an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.



                                                      B-4

                                                     EXHIBIT C

                                          FORM OF CERTIFICATE OF EXCHANGE


Hyperion Telecommunications, Inc.
Main at Water Street
P.O. Box 472
Coudersport, Pennsylvania  16915
Telecopy:  (814) 274-8631
Attention:  Daniel R. Milliard

Bank of Montreal Trust Company
77 Water Street
New York, New York  10005
Attention: Corporate Trust Department



         Re: 12 1/4% Senior Secured Notes due 2004 (CUSIP                      )
             -- ---- ------ ------- ----- --- ---- ------



         Reference is hereby made to the Indenture, dated as of August 27, 1997 (the AIndenture@), between Hyperion Telecommunications, Inc., as issuer (the ACompany@), and Bank of Montreal Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                       , (the AOwner@) owns and proposes to exchange the Senior Note[s] or interest in such Senior Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the AExchange@). In connection with the Exchange, the Owner hereby certifies that:


1.Exchange of Restricted Definitive Notes or Beneficial Interests in a
     Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

         (a)GCheck if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the ASecurities Act@), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b)GCheck if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired

                                                      C-1
for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c)GCheck if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d)GCheck if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

         (a)GCheck if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b)GCheck if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] G 144A Global Note or G Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) such Owner acquired such Restricted Definitive Note in a transaction pursuant to Rule 144A or Regulation S, (ii) the beneficial interest is being acquired for the Owner's own account without transfer and (iii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                                      C-2

                                            [Insert Name of Owner]


                                            By:
                                            Name:
                                            Title:

Dated:                  ,





                                                      C-3

                                                     EXHIBIT D

                                             FORM OF CERTIFICATE FROM
                                    ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR



         Re: 12 1/4% Senior Secured Notes due 2004


         Reference is hereby made to the Indenture, dated as of August 27, 1997 (the AIndenture@), between Hyperion Telecommunications, Inc., as issuer (the ACompany@), and Bank of Montreal Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of Restricted Definitive Notes we confirm that:

         1. We understand that any subsequent transfer of the Senior Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Senior Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the ASecurities Act@).

         2. We understand that the Senior Notes have not been registered under the Securities Act, and that the Senior Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of each account for which we acquire any Notes (for which are acting as hereinafter stated), that such Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a Aqualified institutional buyer@ (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144 under the Securities Act, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so Requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We further agreement to provide to any person purchasing the Definitive Note or a beneficial interest in a Global Note from us in a transaction meeting the requirements of (i) or (ii) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Senior Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Senior Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Senior Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

         4. We are an institutional Aaccredited investor@ (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Senior Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.


                                                      D-1

         5. We are acquiring the Senior Notes without a view to distribution thereof in violation of the Securities Act for our own account or for one or more accounts (each of which is an institutional Aaccredited investor@) as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.





                      [Insert Name of Accredited Investor]


                                            By:
                                            Name:
                                            Title:

Dated:                  ,

                                                      ANNEX A

                                             Form of Intercompany Note


         FOR VALUE RECEIVED, __________________, a _______________ corporation
(the "Maker"), promises to pay Hyperion Telecommunications, Inc., a Delaware corporation (the "Lender"), or order to be paid, all cash advanced, from time to time, together with interest on the unpaid principal amount at a rate per annum equal to ___%, to the date of payment. All principal and accrued interest under this Note shall be due and payable on demand][on ____________].

         This Note may be prepaid in whole or in part at any time without penalty or premium.

         The right to please any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. The Maker, for itself and its successors and assigns, waives presentment, demand, protest and notice thereof or of dishonor, and waives the right to be released by reason of any extension of time or change in the terms of payment or any change, alteration, or release of any security given for the payment hereof.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                                              [MAKER]


                                     By: ____________________________
                                     Name:
                                     Title:


Hyperion Telecommunications, Inc.


By: ____________________
Name:
Title:


                                                      D-3

                                                    SCHEDULE A

                                              Fiber Lease Agreements


       Lease Agreement, dated as of December 12, 1995, by and between PECO Energy Company and PECO Hyperion Telecommunications.

       Lease Agreement, dated as of September 29, 1995, by and between Capital Telecommunications, Inc. and Hyperion Telecommunications of Harrisburg.

       Facilities Lease Agreement, dated as of June 1, 1995, by and between TKR Cable Company and New Jersey Fiber Technologies.

       Lease Agreement, dated 1993, by and between Multimedia Cablevision, Inc. and Multimedia Hyperion Telecommunications.

       Facilities Agreement, dated as of June 30, 1994, by and between International Cablevision, Inc. and NHT Partnership.

       Fiber Usage Master Agreement, dated as of August 1, 1992, by and between NewChannels Corp. and NewChannels/Hyperion Telecommunications of New York.

       Fiber Usage Master Agreement, dated as of August 1, 1992, by and between NewChannels/Hyperion Telecommunications of New York and Ionian Communications, L.P. d/b/a Adelphia Cable Communications.

       License Agreement, dated as of 1992, by and between Continental Cablevision of Jacksonville, Inc. and Continental Fiber Technologies, Inc.

       Facilities Lease Agreement, dated as of January 30, 1995, by and between TCI TKR of Jefferson County, Inc. and Louisville Lightwave.

       Contract for the Use of Capacity, dated as of May 1, 1994, as amended, by and between Viacom International, Inc. and AVR of Tennessee, L.P., d/b/a Hyperion of Tennessee, L.P.

       Facilities Agreement dated as of September 20, 1993, between TCI of New York, Inc. and NHT Partnership.

       License Agreement dated November 1, 1992, between Continental Cablevision of Virginia, Inc. and Alternet of Virginia.

       Facilities Agreement dated as of July 10, 1996, between TCI of Lexington, Inc. and Louisville Lightwave.

       Lease Agreement between Susquehanna Cable Co. and Susquehanna Hyperion Telecommunications, dated as of August 1, 1996, as amended.

       Lease Agreement by and between Multi-Channel T.V. Cable Company d/b/a Adelphia Cable Communications and Hyperion Telecommunications of Vermont, Inc.

                                                    SCHEDULE B

                                                  Local Partners

       PECO Energy Company

       Capital Telecommunications, Inc.

       Sutton Capital Associates, Inc.

       KRC/CCC Investment Partnership

       A.C. Communications Inc.

       Continental Telecommunications Corp. of Virginia

       Multimedia Telecommunications, Inc.

       TCI Telephony, Inc.

       NewChannels Telecommunications of New York, Inc.

       Continental Cablevision Investments, Inc.

       TKR Cable of Kentucky, Inc.

       Viacom Telecom Inc.

       Robin Media Group, Inc.

       InterMedia Partners Southeast

       CCC-NJFT, Inc.

       Advance/Newhouse Partnership

       Digital Direct, Inc.

       Lenfest Telephony, Inc.

       Entergy Local Fiber Company, a division of Entergy Technology Holding Company

       Susquehanna Fiber Systems, Inc.

       MediaOne

       KRC-NJFT, Inc.

       Any other Local Partners listed under, or who are parties to the Local Partner Agreements listed on, Schedule C.

                                                    SCHEDULE C

                                             Local Partner Agreements

       Partnership Agreement of PECO Hyperion Telecommunications, dated as of October 9, 1995, by and between Hyperion Telecommunications of Pennsylvania, Inc. and PECO Energy Company.

       Partnership Agreement of Hyperion Telecommunications of Harrisburg, dated as of September 25, 1994 between Hyperion Telecommunications of Pennsylvania, Inc. and Capital Telecommunications, Inc., as amended.

       New Jersey Fiber Technologies Partnership Agreement, dated as of June 1994, by and among Hyperion Telecommunications of New Jersey, Inc., Sutton Capital Associates, Inc., KRC/CCC Investment Partnership and A.C. Communications Inc.

       Joint Venture Agreement of Alternet of Virginia, dated as of November 1, 1992, by and between Hyperion Telecommunications of Virginia, Inc. and Continental Telecommunications Corp. of Virginia.

       General Partnership Agreement of Multimedia Hyperion Telecommunications, dated as of September 1, 1993, by and between Hyperion Telecommunications of Kansas, Inc., (assignee of Hyperion Telecommunications, Inc.) and Multimedia Telecommunications, Inc.

       NHT Partnership Agreement, dated as of September 20, 1993, by and among Hyperion Telecommunications of New York, Inc., TCI Telephony, Inc. and NewChannels Telecommunications of New York, Inc.

       NewChannels/Hyperion Telecommunications of New York Agreement of General Partnership, dated as of August 1, 1992 between Hyperion
       Telecommunications of New York, Inc. and NewChannels Telecommunications of New York, Inc., as amended, including First Addendum and Second Addendum thereto.

       Continental Fiber Technologies, Inc. Stock Purchase and Stockholders' Agreement, dated as of August 31, 1992, by and among Hyperion Telecommunications of Florida, Inc., Continental Cablevision Investments, Inc. and Continental Fiber Technologies, Inc., n/k/a MediaOne Fiber Technologies, Inc.

       Limited Partnership Agreement of AVR of Tennessee, L.P., dated as of November 15, 1993, by and among Hyperion Telecommunications of Tennessee, Inc., InterMedia Partners Southeast and Robin Media Group, Inc., as amended.

       Louisville Lightwave General Partnership Agreement, dated as of July 20, 1994, by and between Hyperion Telecommunication of Kentucky, Inc. and TKR Cable of Kentucky, Inc., as amended.

       Limited Partnership Agreement of Hyperion of Tennessee, L.P., dated as of July 31, 1996, by and among Hyperion Telecommunications of Tennessee, Inc., InterMedia Partners Southeast and Robin Media Group, Inc., as amended.

       Partnership Agreement of Susquehanna Hyperion Telecommunications by and between Hyperion Telecommunications of Pennsylvania, Inc., and Susquehanna Fiber Systems, Inc., dated as of August 1, 1996.

       Operating Agreement of Entergy Hyperion Telecommunications of Louisiana, L.L.C. dated as of April 24, 1997.

       Operating Agreement of Entergy Hyperion Telecommunications of Mississippi, L.L.C. dated as of April 24, 1997.

       Operating Agreement of Entergy Hyperion Telecommunications of Arkansas, L.L.C. dated as of April 24, 1997.

                                                    SCHEDULE D

                                               Management Agreements

       Management Agreement, dated as of October 1995, by and between Hyperion Telecommunications, Inc. and PECO Hyperion Telecommunications.

       Management Agreement, dated as of September 29, 1995, by and between Hyperion Telecommunications, Inc. and Hyperion Telecommunications of Harrisburg.

       Management Agreement, dated as of June 1995, by and between Hyperion Telecommunications, Inc. and New Jersey Fiber Technologies.

       Management and Consulting Agreement, dated as of November 1, 1992, by and between Hyperion Telecommunications of Virginia, Inc. and Alternet of Virginia.

       Services Agreement, dated as of November 18, 1993, by and between Hyperion Telecommunications, Inc. and Multimedia Hyperion
       Telecommunications.

       Management Agreement, dated as of June 30, 1994, by and between Hyperion Telecommunications of New York, Inc. and NHT Partnership.

       Letter Agreement, dated as of July 13, 1994, by and among Hyperion Telecommunications, Inc. and NewChannels Hyperion Telecommunications (re: accounting).

       Network Monitoring Agreement, dated as of October 1, 1994, by and among Hyperion Telecommunications, Inc. and NewChannels Hyperion
       Telecommunications.

       Network Monitoring Agreement, dated as of August 1, 1993, between EMI Communications Corp. and NewChannels Hyperion Telecommunications.

       Letter Agreement, dated August 16, 1993, as amended November 1994, between Hyperion Telecommunications, Inc. and NewChannels Hyperion Telecommunications (re:
       accounting).

       Letter Agreement, dated February 28, 1995, between Hyperion Telecommunications, Inc. and NewChannels Hyperion Telecommunications (re: accounting).

       Network Monitoring Agreement, dated as of October 1, 1993, by and between Hyperion Telecommunications, Inc. and Continental Fiber Technologies d/b/a AlterNet, n/k/a MediaOne Fiber Technologies, Inc.

       Management Agreement, dated as of January 30, 1995, by and between Hyperion Telecommunications, Inc. and Louisville Lightwave.

                                                     - 10 -

       Management Agreement, dated as of November 15, 1993, by and between Hyperion Telecommunications, Inc. and AVR of Tennessee, L.P., d/b/a Hyperion of Tennessee, L.P., as amended.

       Management Agreement, dated as of January 1, 1995, by and between Hyperion Telecommunications, Inc. and Hyperion Telecommunications of Vermont, Inc.

       Management Agreement, dated as of June 27, 1995, by and between Hyperion Telecommunications, Inc. and Hyperion Telecommunications of Virginia, Inc.

       Network Monitoring Agreement, dated as of October 1, 1993, between Hyperion Telecommunications, Inc. and Alternet of Virginia.

       Management and Consulting Agreement, dated as of June 1992, by and between Hyperion Telecommunications of Florida, Inc. and Continental Fiber Technologies, Inc.

       Network Monitoring Agreement, dated as of December 1, 1994, between Hyperion Telecommunications, Inc. and NewChannels Hyperion
       Telecommunications.

       Management Agreement between Hyperion Telecommunications, Inc. and Entergy Hyperion Telecommunications of Louisiana, L.L.C. dated as of April 24, 1997.

       Management Agreement between Hyperion Telecommunications, Inc. and Entergy Hyperion Telecommunications of Mississippi, L.L.C. dated as of April 24, 1997.

       Management Agreement between Hyperion Telecommunications, Inc. and Entergy Hyperion Telecommunications of Arkansas, L.L.C. dated as of April 24, 1997.

       Management Agreement between Hyperion Telecommunications, Inc. and Susquehanna Hyperion Telecommunications, dated as of August 1, 1996, as amended.


                                   SCHEDULE E



                Form of Financial Information and Operating Data

         of the Subsidiaries and the Joint Ventures Presented by Cluster





Data presented for the fiscal period ended ____________:


===========================================================================================================================
                                            NORTH                MID-                MID-SOUTH               OTHER
                                            EAST               ATLANTIC                                    NETWORKS
FINANCIAL DATA
---------------------------------------------------------------------------------------------------------------------------
Total Revenue
---------------------------------------------------------------------------------------------------------------------------
Total Capital Expenditures
---------------------------------------------------------------------------------------------------------------------------
Total EBITDA
---------------------------------------------------------------------------------------------------------------------------
Proportional Revenue\*
---------------------------------------------------------------------------------------------------------------------------
Proportional Capital
Expenditures\*
---------------------------------------------------------------------------------------------------------------------------
Proportional EBITDA\*
---------------------------------------------------------------------------------------------------------------------------
STATISTICAL DATA
---------------------------------------------------------------------------------------------------------------------------
Route Miles
---------------------------------------------------------------------------------------------------------------------------
Fiber Miles
---------------------------------------------------------------------------------------------------------------------------
Buildings connected
---------------------------------------------------------------------------------------------------------------------------
LEC-COs collocated\**
---------------------------------------------------------------------------------------------------------------------------
Voice Grade Equivalent
Circuits
===========================================================================================================================






\*       Represents portion of revenue attributable to the Company.

\**      Local Exchange Carrier's central office.






                                                    SCHEDULE F

                                 Form of Financial Information and Operating
                            Data of Hyperion of Tennessee, Inc., Hyperion of
                            Florida, Inc., Hyperion of Vermont, Inc., Hyperion of Kentucky, Inc. and Hyperion of New York, Inc.


Data presented for the fiscal period ended_________________:


========================================================================================================================
FINANCIAL DATA                                                          ($ in thousands)
------------------------------------------------------------------------------------------------------------------------
Total Revenue
------------------------------------------------------------------------------------------------------------------------
Total Capital Expenditures
------------------------------------------------------------------------------------------------------------------------
Total EBITDA
------------------------------------------------------------------------------------------------------------------------
Gross Property, Plant and Equipment
------------------------------------------------------------------------------------------------------------------------
STATISTICAL DATA
------------------------------------------------------------------------------------------------------------------------
Route Miles
------------------------------------------------------------------------------------------------------------------------
Fiber Miles
------------------------------------------------------------------------------------------------------------------------
Buildings connected
------------------------------------------------------------------------------------------------------------------------
LEC-COs collocated\*
------------------------------------------------------------------------------------------------------------------------
Voice Grade Equivalent
Circuits
------------------------------------------------------------------------------------------------------------------------
Access Lines
========================================================================================================================

\*       Local Exchange Carrier's central office.

                                         HYPERION TELECOMMUNICATIONS, INC.

                                               SERIES A AND SERIES B

                                       12 1/4% SENIOR SECURED NOTES DUE 2004

                                                 -----------------

                                                     INDENTURE

                                            Dated as of August 27, 1997
                                                 -----------------

                                                 -----------------

                                          BANK OF MONTREAL TRUST COMPANY
                                                 -----------------

                                                      Trustee



                                     CROSS-REFERENCE TABLE*
Trust Indenture
  Act Section                                                                   Indenture Section

310 (a)(1).....................................................................             7.10
     (a)(2)....................................................................             7.10
     (a)(3) ...................................................................             N.A.
     (a)(4)....................................................................             N.A.
     (a)(5)....................................................................             7.10
     (b) ......................................................................             7.10
     (c) ......................................................................             N.A.
311 (a) .......................................................................             7.11
     (b) ......................................................................             7.11
     (c) ......................................................................             N.A.
312 (a)........................................................................             2.05
     (b).......................................................................            11.03
     (c) ......................................................................            11.03
313 (a) .......................................................................             7.06
     (b)(1) ...................................................................            10.03
     (b)(2) ...................................................................             7.06
     (c) ......................................................................  7.06;10.03;11.02
     (d).......................................................................          7.06;10.03
314 (a) ....................................................................... 4.03;11.02;11.05
     (b) ......................................................................          10.02;10.03
     (c)(1) ...................................................................            10.04
     (c)(2) ...................................................................             N.A.
     (c)(3) ...................................................................             N.A.
     (d).......................................................................10.03;10.04;10.05
     (e)  .....................................................................            11.05
     (f).......................................................................             N.A.
315 (a)........................................................................             7.01
     (b).......................................................................       7.05,11.02
     (c)  .....................................................................             7.01
     (d).......................................................................             7.01
     (e).......................................................................             6.11
316 (a)(last sentence) ........................................................             2.09
     (a)(1)(A).................................................................             6.05
     (a)(1)(B) ................................................................             6.04
     (a)(2) ...................................................................             N.A.
     (b) ......................................................................             6.07
     (c) ......................................................................             2.12
317 (a)(1) ....................................................................             6.08
     (a)(2)....................................................................             6.09
     (b) ......................................................................             2.04
318 (a)........................................................................            11.01
     (b).......................................................................             N.A.
     (c).......................................................................            11.01
N.A. means not applicable.

*This Cross-Reference Table is not part of the Indenture.




                                        TABLE OF CONTENTS

                                                                                             Page

                                            ARTICLE 1
                                  DEFINITIONS AND INCORPORATION
                                          BY REFERENCE
         Section 1.01.      Definitions.......................................................  1
         Section 1.02.      Other Definitions................................................. 18
         Section 1.03.      Incorporation by Reference of Trust Indenture Act................. 19
         Section 1.04.      Rules of Construction............................................. 19

                                            ARTICLE 2
                                        THE SENIOR NOTES
         Section 2.01.      Form and Dating................................................... 20
         Section 2.02.      Execution and Authentication...................................... 21
         Section 2.03.      Registrar and Paying Agent........................................ 21
         Section 2.04.      Paying Agent to Hold Money in Trust............................... 22
         Section 2.05.      Holder Lists...................................................... 22
         Section 2.06.      Transfer and Exchange............................................. 22
         Section 2.07.      Replacement Senior Notes.......................................... 33
         Section 2.08.      Outstanding Senior Notes.......................................... 33
         Section 2.09.      Treasury Senior Notes............................................. 34
         Section 2.10.      Temporary Senior Notes............................................ 34
         Section 2.11.      Cancellation...................................................... 34
         Section 2.12.      Record Date....................................................... 34
         Section 2.13.      Defaulted Interest................................................ 35

                                           ARTICLE 3
                                    REDEMPTION AND PREPAYMENT
         Section 3.01.      Notices to Trustee................................................ 35
         Section 3.02.      Selection of Senior Notes to Be Redeemed.......................... 35
         Section 3.03.      Notice of Redemption.............................................. 36
         Section 3.04.      Effect of Notice of Redemption.................................... 36
         Section 3.05.      Deposit of Redemption Price....................................... 37
         Section 3.06.      Senior Notes Redeemed in Part..................................... 37
         Section 3.07.      Optional Redemption............................................... 37
         Section 3.08.      Mandatory Redemption.............................................. 38
         Section 3.09.      Offer to Purchase by Application of Excess Proceeds............... 38

                                            ARTICLE 4
                                            COVENANTS
         Section 4.01.      Payment of Senior Notes........................................... 40
         Section 4.02.      Maintenance of Office or Agency................................... 40
         Section 4.03.      Reports........................................................... 41
         Section 4.04.      Compliance Certificate............................................ 41
         Section 4.05.      Taxes............................................................. 42
         Section 4.06.      Stay, Extension and Usury Laws.................................... 42
         Section 4.07.      Restricted Payments............................................... 42
         Section 4.08.      Dividend and Other Payment Restrictions Affecting
                            Subsidiaries...................................................... 44
         Section 4.09.      Incurrence of Indebtedness and Issuance of Preferred
                            Stock............................................................. 45





         Section 4.10.      Asset Sales....................................................... 47
         Section 4.11.      Transactions with Affiliates...................................... 49
         Section 4.12.      Liens............................................................. 50
         Section 4.13.      Line of Business.................................................. 50
         Section 4.14.      Corporate Existence............................................... 50
         Section 4.15.      Offer to Purchase Upon Change of Control.......................... 50
         Section 4.16. Limitations on Sale and Leaseback Transactions......................... 51
         Section 4.17. Loans to Subsidiaries and Joint Ventures............................... 52
         Section 4.18. Limitation on Status as Investment Company............................. 52
         Section 4.19. Payments for Consent................................................... 52
         Section 4.20. Independent Directors.................................................. 52

                                            ARTICLE 5
                                           SUCCESSORS
         Section 5.01.      Merger, Consolidation, or Sale of Assets.......................... 53
         Section 5.02.      Successor Corporation Substituted................................. 53

                                           ARTICLE 6
                                     DEFAULTS AND REMEDIES
         Section 6.01.      Events of Default................................................. 54
         Section 6.02.      Acceleration...................................................... 56
         Section 6.03.      Other Remedies.................................................... 56
         Section 6.04.      Waiver of Past Defaults........................................... 57
         Section 6.05.      Control by Majority............................................... 57
         Section 6.06.      Limitation on Suits............................................... 57
         Section 6.07.      Rights of Holders of Senior Notes to Receive Payment.............. 58
         Section 6.08.      Collection Suit by Trustee........................................ 58
         Section 6.09.      Trustee May File Proofs of Claim.................................. 58
         Section 6.10.      Priorities........................................................ 58
         Section 6.11.      Undertaking for Costs............................................. 59

                                           ARTICLE 7
                                            TRUSTEE
         Section 7.01.      Duties of Trustee................................................. 59
         Section 7.02.      Rights of Trustee................................................. 60
         Section 7.03.      Individual Rights of Trustee...................................... 61
         Section 7.04.      Trustee's Disclaimer.............................................. 61
         Section 7.05.      Notice of Defaults................................................ 61
         Section 7.06.      Reports by Trustee to Holders of the Senior Notes................. 61
         Section 7.07.      Compensation and Indemnity........................................ 62
         Section 7.08.      Replacement of Trustee............................................ 62
         Section 7.09.      Successor Trustee by Merger, etc.................................. 63
         Section 7.10.      Eligibility; Disqualification..................................... 63
         Section 7.11.      Preferential Collection of Claims Against The Company............. 64

                                            ARTICLE 8
                            LEGAL DEFEASANCE AND COVENANT DEFEASANCE
         Section 8.01.      Option to Effect Legal Defeasance or Covenant
                            Defeasance........................................................ 64
         Section 8.02.      Legal Defeasance and Discharge.................................... 64

                                              2





         Section 8.03.      Covenant Defeasance............................................... 64
         Section 8.04.      Conditions to Legal or Covenant Defeasance........................ 65
         Section 8.05.      Deposited Money and Government Securities to be Held
                            in Trust; Other Miscellaneous Provisions.......................... 66
         Section 8.06.      Repayment to The Company.......................................... 67
         Section 8.07.      Reinstatement..................................................... 67

                                           ARTICLE 9
                                AMENDMENT, SUPPLEMENT AND WAIVER
         Section 9.01.      Without Consent of Holders of the Senior Notes.................... 67
         Section 9.02.      With Consent of Holders of Senior Notes........................... 68
         Section 9.03.      Compliance with Trust Indenture Act............................... 69
         Section 9.04.      Revocation and Effect of Consents................................. 69
         Section 9.05.      Notation on or Exchange of Senior Notes........................... 70
         Section 9.06.      Trustee to Sign Amendments, etc................................... 70

                                           ARTICLE 10
                                     COLLATERAL AND SECURITY
         Section 10.01. Pledge Agreement...................................................... 70
         Section 10.02. Recording and Opinions................................................ 71
         Section 10.03. Release of Collateral................................................. 71
         Section 10.04. Certificates of the Company........................................... 72
         Section 10.05. Certificates of the Trustee........................................... 72
         Section 10.06.     Authorization of Actions to Be Taken by the Trustee
                            Under the Pledge Agreement........................................ 72
         Section 10.07.     Authorization of Receipt of Funds by the Trustee Under
                            the Pledge Agreement.............................................. 73
         Section 10.09. Termination of Security Interest...................................... 73

                                           ARTICLE 11
                                          MISCELLANEOUS
         Section 11.01.     Trust Indenture Act Controls...................................... 73
         Section 11.02.     Notices........................................................... 73
         Section 11.03.     Communication by Holders of Senior Notes with Other
                            Holders of Senior Notes........................................... 75
         Section 11.04.     Certificate and Opinion as to Conditions Precedent................ 75
         Section 11.05.     Statements Required in Certificate or Opinion..................... 75
         Section 11.06.     Rules by Trustee and Agents....................................... 76
         Section 11.07.     No Personal Liability of Directors, Officers, Employees
                            and Stockholders.................................................. 76
         Section 11.08.     Governing Law..................................................... 76
         Section 11.09.     No Adverse Interpretation of Other Agreements..................... 76
         Section 11.10.     Successors........................................................ 76
         Section 11.11.     Severability...................................................... 76
         Section 11.12.     Counterpart Originals............................................. 76
         Section 11.13.     Table of Contents, Headings, etc.................................. 77


                                            EXHIBITS

         Exhibit A-1 Form of Restricted Definitive Note, Regulation S Permanent Global Note and Rule 144A Global Note Exhibit A-2 Form of Regulation S Temporary Global Note Exhibit A-3 Form of Unrestricted Note Exhibit B Form of Certificate of Transfer Exhibit C Form of Certificate of Exchange Exhibit D Form of Certificate from Acquiring Institutional Accredited Investor

                                             ANNEXES

         Annex A  FORM OF INTERCOMPANY NOTE

                                            SCHEDULES

         Schedule A Fiber Lease Agreements
         Schedule B Local Partners
         Schedule C Local Partner Agreements
         Schedule D Management Agreements
         Schedule E Form of Financial Information and Operating Data
                            of the Subsidiaries and the Joint Ventures
                            Presented by Cluster
         Schedule F Form of Financial Information and Operating Data of Hyperion
                            of Tennessee, Inc., Hyperion of Florida, Inc., Hyperion of Vermont, Inc., Hyperion of Kentucky, Inc. and Hyperion of New York, Inc.